UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Surf Air Mobility Inc.
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PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION
In accordance with Rule 14a-6(d) under Regulation 14A of the Securities Exchange Act of 1934, please be advised that Surf Air Mobility Inc. intends to release definitive copies of this Proxy Statement to stockholders beginning on or about April 29, 2024

To Our Stockholders
Notice of Annual Meeting of Stockholders
Date:
Tuesday, June 25, 2024
Time:
2:00 p.m. Pacific Time
Place:
The Annual Meeting will be hosted via live webcast on the Internet at www.virtualshareholder
meeting.com/SRFM2024.

YOUR VOTE IS
IMPORTANT
Your vote is important to us. Whether or not you expect to attend the annual meeting via live webcast, please submit a proxy or voting instructions as soon as possible to instruct how your shares are to be voted at the annual meeting. If you participate in and vote your shares at the annual meeting, your proxy will not be used.
HOW TO PARTICIPATE:
Our annual meeting will be a completely virtual meeting of stockholders. To participate, vote or submit questions during the annual meeting via live webcast, please visit: www.virtualshareholdermeeting.com/SRFM2024. You will not be able to attend the annual meeting in person.
ITEMS OF BUSINESS:

Elect the two Class A directors named in the accompanying Proxy Statement to serve until the Company’s 2027 annual meeting of stockholders and until their respective successors are duly elected and qualified;

Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024; and
Approve an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our common stock at a reverse stock split ratio ranging from 2:1 to 10:1, inclusive
Approve the Surf Air Mobility Inc. Amended and Restated 2023 Equity Incentive Plan
Transact such other business as may properly come before the meeting or any postponements or adjournments thereof.
WHO MAY VOTE:
Stockholders of record at the close of business on April 26, 2024.
STOCKHOLDER LIST:
A complete list of stockholders of record of our common stock entitled to vote at the annual meeting will be maintained in our principal executive offices at 12111 S. Crenshaw Boulevard, Hawthorne, California 90250 for ten days prior to the annual meeting and will be accessible during the meeting at www.virtualshareholdermeeting.com/SRFM2024.
By Order of the Board of Directors,
Stan Little
Chief Executive Officer
April [•], 2024

Proxy Statement
Annual Meeting of Stockholders To Be Held June 25, 2024
Our Board of Directors is soliciting your proxy for the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, June 25, 2024 at 2:00 p.m. Pacific Time, and at any and all postponements or adjournments of the Annual Meeting, for the purposes set forth in the Notice of Annual Meeting of Stockholders accompanying this Proxy Statement. This Proxy Statement and proxy materials are first being made available to stockholders on or about April [ ], 2024.
We will be hosting the Annual Meeting via live webcast on the Internet. Any stockholder as of the record date can listen to and participate in the Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/SRFM2024. Stockholders may vote and ask questions while connected to the Annual Meeting on the Internet.
You will not be able to attend the Annual Meeting in person.
Unless the context otherwise requires, references in this Proxy Statement to “Company,” “we,” “our,” “us,” and similar terms refer to Surf Air Mobility Inc., a Delaware corporation.
Important notice regarding the availability of proxy materials for the stockholder meeting to be held on June 25, 2024:
The Notice of Annual Meeting, our Proxy Statement and our Annual Report to Stockholders are available at www.proxyvote.com.
Surf Air Mobility Inc.	1	2024 Proxy Statement

Meeting Information
Annual Meeting of Stockholders
TIME AND DATE 2:00 p.m. Pacific Time on Tuesday, June 25, 2024	PLACE The Annual Meeting will be hosted via live webcast on the Internet at www.virtualshareholdermeeting.com/SRFM2024.	RECORD DATE April 26, 2024
Voting
Stockholders as of the close of business on the record date are entitled to vote.
Vote by Internet at www.proxyvote.com Vote during the meeting via the Internet at www.virtualshareholdermeeting.com/SRFM2024.
Voting Matters
Board Recommendation	Proposals
FOR ALL director nominees	Proposal 1: Election of Directors
FOR	Proposal 2: Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for the Year Ending December 31, 2024
FOR	Proposal 3: Approval of a Reverse Stock Split
FOR	Proposal 4: Approval of the Surf Air Mobility Inc. Amended and Restated 2023 Equity Incentive Plan
Surf Air Mobility Inc.	2	2024 Proxy Statement

Proposal 1 —
Election of Directors
Our Board of Directors (the “Board”) is currently comprised of eight directors. Under our amended and restated certificate of incorporation (the “Certificate of Incorporation”), our Board is divided into three classes, each serving a staggered three-year term, with one class being elected at each year’s annual meeting of stockholders as follows:
•	the Class A directors are Tyrone Bland and Bruce Hack, and their terms will expire at the Annual Meeting;
•	the Class B directors are John D’Agostino, Stan Little and Edward Mady, and their terms will expire at the 2025 annual meeting of stockholders; and
•	the Class C directors are Carl Albert, Tyler Painter and Sudhin Shahani, and their terms will expire at the 2026 annual meeting of stockholders.
Upon the recommendation of the Nominating and Corporate Governance Committee of our Board, our Board has nominated each of Tyrone Bland and Bruce Hack for election to our Board as Class A directors to serve until the 2027 annual meeting of stockholders and until their respective successors are duly elected and qualified.
Proxies may only be voted for the two Class A directors nominated for election at the Annual Meeting.
Each of Tyrone Bland and Bruce Hack are standing for election to our Board for the first time since we became a publicly traded company and were initially recommended to the Nominating and Corporate Governance Committee by a non-management member of our Board. Prior to being invited to join our Board, Mr. Bland and Mr. Hack were interviewed by our Board Chairman, members of our Nominating and Governance Committee and by other members of our Board. Members of our Nominating and Governance Committee and other members of our Board interviewed several other candidates before extending an invitation to Mr. Bland and Mr. Hack to join our Board.
Each of the director nominees has consented to being named in this Proxy Statement and to serving as a director, if elected. We have no reason to believe that any of the nominees will be unable or unwilling for good cause to serve if elected. However, if any nominee should become unable for any reason or unwilling for good cause to serve, the proxy holders will vote the proxies received by them for another person nominated as a substitute by the Board, or the Board may reduce the number of directors on the Board.
Biographical Descriptions
Set forth below is biographical information about each of our director nominees and continuing directors. The information below is provided as of April 9, 2024. The primary experience, qualifications, attributes, and skills of each of our director nominees that led to the conclusion of the Nominating and Corporate Governance Committee and the Board that such nominee should serve as a member of the Board are also described below.
VOTE
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL” OF THE DIRECTOR NOMINEES. UNLESS OTHERWISE INSTRUCTED, THE PROXY HOLDERS WILL VOTE THE PROXIES RECEIVED BY THEM “FOR ALL” THE DIRECTOR NOMINEES.
Surf Air Mobility Inc.	3	2024 Proxy Statement

Nominees for Election as Class A Directors at the Annual Meeting
TYRONE BLAND
Class A Age: 53 Director Since: 2023	POSITION AND BUSINESS EXPERIENCE

Tyrone Bland has served as a director of the Company since July 2023. Mr. Bland has served as a Managing Partner at Porter Tellus, LLC, a strategic advising firm since May 2023. Prior to his role at Porter Tellus, LLC, Mr. Bland served as the Head of Global Government Affairs for Creative Artists Agency, LLC (“CAA”), a talent agency, from October 2020 to May 2023. Prior to CAA, Mr. Bland was Vice President of State and Local Government Relations for Herbalife Nutrition, a marketer of dietary supplements, from January 2016 to October 2020 and Managing Partner for Porter Tellus, LLC from January 2007 to January 2016. Mr. Bland received his B.A. from University of California at Los Angeles.

KEY ATTRIBUTES
Mr. Bland is qualified to serve on the Board based on his regulatory experience and operational leadership.
BRUCE HACK
Class A Age: 75 Director Since: 2023	POSITION AND BUSINESS EXPERIENCE

Bruce Hack has served as a director of the Company since July 2023. Mr. Hack has served as the founder and Chief Executive Officer of BLH Venture, LLC, a strategic and financial advisory firm, since 2010. Prior to founding BLH Venture, LLC, Mr. Hack served as an Executive Vice Chairman of Activision Blizzard from 2008 to 2009 and Chief Executive Officer of Vivendi Games from 2004 to 2008. Mr. Hack also served as Vice-Chairman of the Board of Directors for Universal Music Group, Inc. from 1998 to 2001 and Chief Financial Officer of Universal Studios, Inc. from 1995 to 1998. In addition, Mr. Hack served as the Executive Chairman of PowerUP Acquisition Corporation from January 2021 to August 2023, was previously Director then Chairman of Technicolor, Inc. from 2010 to 2019, and served as director of Mimedx Group, Inc. from 2010 to 2019. Mr. Hack received his B.A. from Cornell University and his M.B.A from the University of Chicago.

KEY ATTRIBUTES
Mr. Hack is qualified to serve on the Board based on his operational and financial expertise and public company board experience.
Continuing Directors
CARL ALBERT
Class C Age: 82 Director Since: 2023	POSITION AND BUSINESS EXPERIENCE

Carl Albert has served as the Chairman of the Board of the Company since July 2023. Mr. Albert served on the board of Surf Air Global Limited, a subsidiary of the Company, from 2021 until the Company’s direct listing on the NYSE. Mr. Albert has been Chairman and Chief Executive Officer of Fairchild Venture Capital Corporation, a privately held investment firm, since 2000 and General Partner of Positano Premiere Properties, a privately held firm engaged in investment in real estate development and management and other investment activities, since 2003. Mr. Albert was Chairman of the Board for Boise, Inc. (NYSE: BZ) from February 2008 to November 2013. Mr. Albert was a member of the Board of Great Lakes Dredge and Dock (NASDAQ: GLDD) from July 2010 to May 2019. While a member of GLDD board, Mr. Albert served as Audit Committee Chair and member of Compensation and Nominating & Governance Committees. Mr. Albert was the Chairman and Chief Executive Officer of Fairchild Aircraft and Fairchild Aerospace, the parent company of Fairchild Aircraft and Dornier Luftfahrt, from 1990 to 2000. Mr. Albert served as principal venture capital investor, and then Chairman, CEO and President of Wings West Airlines, managing the growth of the airline and initial public offering from 1984 to the 1988 acquisition of the company by AMR Corporation, the parent company of American Airlines. Prior to his work in the airline and aircraft manufacturing industries, Mr. Albert was an attorney specializing in business matters. Mr. Albert received his LLB at the University of California, Los Angeles, School of Law and his B.A. at the University of California, Los Angeles.

KEY ATTRIBUTES
Mr. Albert is qualified to serve as Chair of the Board based on his extensive business experience and industry knowledge.
Surf Air Mobility Inc.	4	2024 Proxy Statement

JOHN D´AGOSTINO
Class B Age: 48 Director Since: 2023	POSITION AND BUSINESS EXPERIENCE

John D’Agostino has served as a director of the Company since July 2023. Mr. D’Agostino has served as Senior Advisor at Coinbase Institutional, a digital currency asset manager, since June 2021. Prior to his role at Coinbase Institutional, Mr. D’Agostino was the US Managing Director at Waystone Governance, a provider of institutional governance, risk and compliance services to the asset management industry, from May 2015 to September 2021. From May 2017 to December 2021, Mr. D’Agostino served as a director of Midpoint Holdings Ltd. In 2021, Mr. D’Agostino was named Fellow of the AIF Institute Financial Innovation Center of Excellence. Mr. D’Agostino received his MBA from Harvard Business School, and his B.A. from Williams College.

KEY ATTRIBUTES
Mr. D’Agostino is qualified to serve on the Board based on his extensive corporate finance and operational leadership.
Stan Little
Class B Age: 52 Director Since: 2023	POSITION AND BUSINESS EXPERIENCE

Stan Little has served as the Company’s Chief Executive Officer and a member of the Board since July 2023. Mr. Little has been the founder and CEO of Southern Airways Express, a subsidiary of the Company, since 2013, and has been CEO of its sister brand, Mokulele Airlines since its acquisition in February 2019. Mr. Little has been a practicing attorney since 2002 and has served as Senior Partner Emeritus at Little & Barton PLLC, since September 2003. Mr. Little is admitted to both the Mississippi and Hawaii Bar Associations. Mr. Little received his J.D. from the University of Mississippi and B.A. from the University of Tennessee.

KEY ATTRIBUTES
Mr. Little is qualified to serve as the Company’s Chief Executive Officer and a member of the Board based on his extensive business management and industry experience.
EDWARD MADY
Class B Age: 71 Director Since: 2023	POSITION AND BUSINESS EXPERIENCE

Edward Mady has served as a director of the Company since July 2023. Mr. Mady served as Senior Advisor and Advisory Board Member to Surf Air Global Limited from January 2017 to July 2023. Mr. Mady has served as President and COO of The Masterpiece Collection Ltd., a luxury hospitality company, since December 2023. Mr. Mady served as General Manager of The Beverly Hills Hotel and Regional Director for Dorchester Collection, a luxury hotel operator, also overseeing Hotel Bel-Air from July 2011 to February 2022. Prior to that role, Mr. Mady worked as the General Manager at the New York Palace From June 2009 to June 2011. Prior to that role, Mr. Mady worked at The Ritz-Carlton Hotel Company as a Vice President and Area General Manager from November 1988 to May 2009. Mr. Mady has also served as the Principal to Edward Mady LLC, a consultancy serving leaders of travel-based organizations including hospitality and aviation brands, since December 2016. Mr. Mady studied Hotel Restaurant Management at St. Clair College.

KEY ATTRIBUTES
Mr. Mady is qualified to serve on the Board based on his extensive management and client hospitality experience.
Surf Air Mobility Inc.	5	2024 Proxy Statement

TYLER PAINTER
Class C Age: 52 Director Since: 2023	POSITION AND BUSINESS EXPERIENCE

Tyler Painter has served as a director of the Company since July 2023. Mr. Painter has served as the CFO and COO of Wisk Aero, an aerospace company, since April 2022. Prior to becoming the CFO of Wisk Aero, Mr. Painter served as a Senior Advisor and acting CFO for the Company from August 2020 to April 2022. From January 2018 to October 2019, Mr. Painter served as CFO of Fair Financial Corporation, a non-profit financial program. Mr. Painter served as the CFO of Solazyme from September 2007 through October 2014 and expanded his role to include CFO and COO from October 2014 through October 2017. In August 2017, Solazyme, which had been re-named TerraVia Holdings, Inc., was acquired in a sale process conducted under Section 363 of the U.S. Bankruptcy Code. Prior to Solazyme, Mr. Painter served as Corporate Treasurer and VP of Finance and Investor Relations for Wind River Systems from September 2000 through April 2007. Earlier in his career,Mr. Painter held various finance roles at Cars Direct and Gap Inc. Mr. Painter holds a B.S. in business with concentration in finance from California Polytechnic University, San Luis Obispo.

KEY ATTRIBUTES
Mr. Painter is qualified to serve on the Board based on his extensive corporate finance and operational experience.
SUDHIN SHAHANI
Class C Age: 41 Director Since: 2023	POSITION AND BUSINESS EXPERIENCE

Sudhin Shahani has served as a director of the Company since July 2023. Mr. Shahani is the co-founder and served as the Chief Executive Officer of Surf Air Global Limited from 2013 to July 2023. Prior to his role at Surf Air, Mr. Shahani was an Entrepreneur in Residence at Anthem Ventures, an early-stage venture capital firm, where he worked with a number of portfolio companies, led investments, and served on the board of Madefire from July 2013 to December 2018 and Panna from March 2012 to April 2019 (until their sale to Discovery Networks). Prior to his role at Anthem Ventures, Mr. Shahani co-founded Musicane, a digital music and social shopping network from 2004 to 2009. Mr. Shahani holds a B.S. with honors in Business Administration & Entrepreneurship from Babson College.

KEY ATTRIBUTES
Mr. Shahani is qualified to serve as a member of the Board based on his extensive business management experience.
VOTE
The Board of directors recommends a vote “FOR ALL” of the directors nominees. Unless otherwise instructed, the proxy holders will vote the proxies received by them “FOR ALL” the director nominees.
Surf Air Mobility Inc.	6	2024 Proxy Statement

Corporate Governance
Corporate Governance Guidelines
Our Board has adopted Corporate Governance Guidelines to assist the Board in the discharge of its duties and to set forth the Board’s current views with respect to selected corporate governance matters considered significant to our stockholders. Our Corporate Governance Guidelines direct our Board’s actions with respect to, among other things, our Board composition and director qualifications, expectations of directors, director compensation, director orientation and continuing education, succession planning and the Board’s annual performance evaluation. A current copy of our Corporate Governance Guidelines is available under “Governance” then “Governance Documents” on our website at https://investors.surfair.com/.
Director Independence
Under the rules of the New York Stock Exchange (“NYSE”) and our Corporate Governance Guidelines, independent directors must comprise a majority of our Board. Under the NYSE rules, a director will only qualify as an “independent director” if our Board affirmatively determines that the director, in the opinion of our Board, does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Our Board reviewed its composition and the independence of our directors and considered whether any director has a relationship with us that could interfere with his or her ability to exercise independent judgment in carrying out his or her responsibilities. In addition, the Board annually evaluates and determines the independence of each our non-employee directors under the NYSE listing standards. As a part of the evaluation process, and as part of the independence determination by the Board, the Board considers, in addition to such other factors as they may deem appropriate, each director’s occupation, personal and affiliate transactions with the Company, and other relevant direct and indirect relationships with the Company that may affect independence. Based upon information requested from and provided by each director concerning his or her background, employment, and affiliations, including family relationships, our Board has determined that each of Mr. Albert, Mr. Bland, Mr. D’Agostino, Mr. Hack and Mr. Mady qualify as independent directors, as defined under the listing rules of the NYSE, and that our Board consists of a majority of “independent directors,” as defined under the rules of the SEC and NYSE. Additionally, our Board previously determined that Ann Nelson qualified as an independent director during the period that she served as such. In making these determinations, our Board considered the relationships that each non-employee director has with us and all other facts and circumstances our Board deemed relevant in determining independence. Stan Little and Sudhin Shahani are not considered independent directors as a result of their employment by the Company. Tyler Painter is not considered an independent director as a result of his prior employment by the Company.
Board Leadership Structure
We have no policy requiring either that the positions of the Chairman of the Board and our Chief Executive Officer be separate or that they be occupied by the same individual. Our Board believes that it is important to retain flexibility to allocate the responsibilities of the offices of the Chairman of the Board and Chief Executive Officer in a way that is in our best interests and the best interests of our stockholders at a given point in time. Stan Little currently serves as our Chief Executive Officer and Carl Albert serves as independent Chairman of the Board. The Board has determined that this leadership structure is best for the Company at this time because it provides our Chief Executive Officer, Mr. Little, with the ability to focus on our day-to-day operations while allowing our Chairman, Mr. Albert, to lead our Board in its fundamental role of providing advice to and oversight of management.
Surf Air Mobility Inc.	7	2024 Proxy Statement

The Board’s Role in Risk Oversight
Our Board, as a whole and through its committees, serves an active role in overseeing the management of risks related to our business. Our officers are responsible for day-to-day risk management activities. The full Board monitors risks through regular reports from each of the committee chairs and is apprised of particular risk management issues in connection with its general oversight and approval of corporate matters. The Board and its committees oversee risks associated with their respective areas of responsibility, as summarized below. Each committee meets with key management personnel and representatives of outside advisers as required.
Our Board has delegated oversight for specific areas of risk exposure to its committees as follows:
•
The Audit Committee oversees the management of a variety of the Company’s risks, including through review and discussion of the Company’s guidelines and policies governing the process by which senior management of the Company and the relevant departments of the Company assess and manage the Company’s exposure to risk, and reviews major financial risk exposures facing the Company and management’s plans to monitor and control such exposures. The Audit Committee is also responsible for primary oversight related to our financial reporting, accounting, and internal controls, oversees our compliance with legal and regulatory requirements, and meets regularly with our internal auditors and independent registered public accounting firm.

•	The Compensation Committee reviews and discusses the relationship between risk management policies and practices, corporate strategy, and the Company’s compensation arrangements.
Our Board believes that the leadership structure described above under “Board Leadership Structure” facilitates the Board’s oversight of risk management because it allows the Board, with leadership from the independent Chairman and working through its independent committees, to participate actively in the oversight of management’s actions.
Committees of the Board
The Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The written charters of these committees are available under “Governance” the “Governance Documents” on our website at https://investors.surfair.com/.
	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Carl Albert
Stan Little
Sudhin Shahani
John D’Agostino
Edward Mady
Tyler Painter
Tyrone Bland
Bruce Hack
Chairperson & Financial Expert	Financial Expert	Chairperson	Member
Surf Air Mobility Inc.	8	2024 Proxy Statement

Audit Committee
Our Board determined that each of Carl Albert, John D’Agostino and Bruce Hack, who comprise our Audit Committee, satisfy the independence standards for such committee established by applicable SEC rules and the listing standards of the NYSE. Additionally, our Board has determined that each of John D’Agostino and Carl Albert is an “audit committee financial expert” as defined by applicable SEC rules.
Committee Members	Primary Responsibilities	Number of Meetings in 2023
Carl Albert John D’Agostino (Chair) Bruce Hack
• Appointing, compensating, retaining and overseeing the work of our independent auditors.
• Evaluating the performance, independence and qualifications of our independent auditors.
• Overseeing the quality and integrity of our financial statements and our compliance with applicable legal and regulatory requirements, including accounting, financial reporting, and public disclosure requirements.
• Reviewing the performance of our system of internal control over financial reporting and the function of the internal audit department.
• Preparing the audit committee report required by the SEC to be included in our annual proxy statement.
• Discussing independent auditor’s annual audit plan, including the timing and scope of audit activities, and monitoring such plan’s progress and results.
• Reviewing with management and the independent auditors our annual and quarterly financial statements.
• Establishing procedures for employees to submit concerns anonymously about questionable accounting or auditing matters.
• Reviewing our guidelines and policies on risk assessment and risk management.
• Reviewing and approving related party transactions.
• Obtaining and reviewing a report by our independent auditors at least annually that describes our independent auditors’ internal quality control procedures, any material issues raised by review under such procedures, and any steps taken to deal with such issues.
• Approving (or, in its sole discretion, approving in advance) all audit and permitted non-audit engagements and relationships between us and our independent auditors.
4
The Audit Committee may form subcommittees and delegate to its subcommittees such power and authority as it deems appropriate to the extent consistent with the Company’s charter and bylaws, applicable law, rules and regulations and the rules of NYSE. The Audit Committee has no current intention to delegate any of its responsibilities to a subcommittee.
Surf Air Mobility Inc.	9	2024 Proxy Statement

Compensation Committee
Our Board determined that each of Carl Albert and Edward Mady, who comprise our Compensation Committee, satisfy the independence standards for such committee established by applicable SEC rules and the listing standards of the NYSE. In making its independence determination for each member of the Compensation Committee, our Board considered whether the director has a relationship with the Company that is material to the director’s ability to be independent from management in connection with the duties of a Compensation Committee member.
Committee Members	Primary Responsibilities	Number of Meetings in 2023
Carl Albert (Chair) Edward Mady
• Retaining compensation consultants and outside counsel, experts, and other advisors.
• Overseeing the Company’s overall compensation structure, policies, programs and arrangements.
• Reviewing and approving, or recommending that our Board approve, the compensation plans of our executive officers.
• Perform such duties and responsibilities as may be assigned to the Committee under the terms of any compensation or other employee benefit plan, including any incentive- compensation or equity-based plan.
• Reviewing and making recommendations to the Board for CEO succession plans and reviewing with management the Company’s general management succession plans.
• At lease annually reviewing and discussing the relationship between risk management policies and practices, corporate strategy, and the Company’s compensation arrangements.
2
The Compensation Committee may form subcommittees and delegate to its subcommittees such power and authority to the extent consistent with the Company’s charter and bylaws, applicable law, rules and regulations and the rules of the NYSE. The Compensation Committee has not delegated any of its responsibilities to subcommittees. The Compensation Committee may confer with the Board in determining the compensation for the Chief Executive Officer. In determining compensation for executive officers other than the Chief Executive Officer, the Compensation Committee considers, among other things, the recommendations of the Chief Executive Officer.
Pursuant to its charter, the Compensation Committee is authorized to retain or obtain the advice of compensation consultants, outside counsel, experts or other advisors to assist in the evaluation of director and executive officer compensation or in carrying out its other responsibilities.
The Compensation Committee retained Compensia, Inc. (“Compensia”) as an independent compensation consultant, which did not provide any services to us in 2023 other than with respect to executive compensation. The Compensation Committee reviewed Compensia’s independence and completed an assessment of any potential conflicts of interest raised by Compensia’s work by considering the following six factors, as well as others it deemed relevant: (i) whether Compensia provides other services to us; (ii) the annual dollar value of fees paid to Compensia, as a percentage of Compensia’s total revenue; (iii) the policies and procedures of Compensia that are designed to prevent conflicts of interest; (iv) any business or personal relationships between Compensia consultants and members of the Compensation Committee; (v) whether any Compensia consultants own the Company’s stock and if so, how much; and (vi) any business or personal relationships between Compensia consultants or Compensia with any of our executive officers. As a result of this review, the Compensation Committee concluded that Compensia is independent and there are no such conflicts of interest.
Surf Air Mobility Inc.	10	2024 Proxy Statement

Nominating and Corporate Governance Committee
Our Board determined that each of Carl Albert, John D’Agostino and Tyrone Bland, who comprise our Nominating and Corporate Governance Committee, satisfy the independence standards for such committee established by applicable SEC rules and the listing standards of the NYSE. In making its independence determination for each member of the Compensation Committee, our Board considered whether the director has a relationship with the Company that is material to the director’s ability to be independent from management in connection with the duties of a Nominating and Corporate Governance Committee member.
Committee Members	Primary Responsibilities	Number of Meetings in 2023
Carl Albert (Chair) John D’Agostino Tyrone Bland	• Identifying, evaluating and recommending individuals qualified to become members of our Board and its committees. • Overseeing the evaluation of the Board and its committees. • Making recommendations to the Board with respect to the compensation of non-employee members of the Board. • Developing and recommending corporate governance guidelines to our Board. • Advising the Board on corporate governance matters and Board performance matters.	1
The Nominating and Corporate Governance Committee may form subcommittees and delegate to its subcommittees such power and authority as it deems appropriate to the extent consistent with the Company’s charter and bylaws, applicable law, rules and regulations and the rules of NYSE. The Nominating and Corporate Governance Committee has no current intention to delegate any of its responsibilities to a subcommittee. In 2023, the Nominating and Corporate Governance Committee did not retain a third-party search firm to assist in the process of identifying and evaluating potential director candidates.
Meetings and Attendance
During fiscal 2023, our Board held five meetings, the Audit Committee held four meetings, the Compensation Committee held two meetings, and the Nominating and Corporate Governance Committee held one meeting. Each of our directors attended at least 75% of the aggregate meetings of the Board and the committees of the Board on which he or she served during fiscal 2023. In addition, independent directors of our Board meet in regularly scheduled sessions without management, which are chaired by our independent Chairman.
It is our policy that directors are invited and encouraged to attend each year’s annual meeting of stockholders, either in person, telephonically or virtually. The Company did not hold an annual meeting of stockholders in fiscal 2023 since none of our stock was publicly traded prior to July 2023, but, rather, directors were re-elected by written consent in accordance with Delaware law.
Succession Planning
Our Board recognizes that advance planning for contingencies such as the departure, death or disability of the Chief Executive Officer or other top executives is critical so that, in the event of an untimely vacancy, the Company has in place a succession plan to facilitate the transition to both interim and longer-term leadership. The Compensation Committee is developing the Company’s executive succession plan, including our emergency succession plan, with input from appropriate members of management.
Consideration of Director Candidates
Our Board and the Nominating and Corporate Governance Committee will consider director candidates recommended for election to the Board by stockholders in the same manner and using the same criteria as that used for any other director candidate. The Nominating and Corporate Governance Committee has not established any specific minimum qualifications that must be met by a director candidate. In evaluating a director candidate, the Nominating and Corporate Governance Committee will consider whether the composition of the Board reflects the appropriate balance of educational background, diversity of professional experience,
Surf Air Mobility Inc.	11	2024 Proxy Statement

knowledge of the Company’s business, integrity, professional reputation, independence, wisdom and ability to represent the best interests of the Company’s stockholders as determined by the Nominating and Corporate Governance Committee. Stockholders who wish to recommend a director candidate for consideration by the Nominating and Corporate Governance Committee and the Board should submit their recommendation in writing to the chairperson of the Nominating and Corporate Governance Committee, care of the Corporate Secretary of the Company, no later than March 27, 2025. Such recommendation must include all information about the stockholder and the candidate otherwise required for director nominations by a stockholder pursuant to our Bylaws. The Nominating and Corporate Governance Committee may request additional information concerning such director candidate as it deems reasonably required to determine the eligibility and qualification of the director candidate to serve as a member of the Board.
Stockholders who wish to nominate a person for election as a director in connection with an annual meeting of stockholders (as opposed to making a recommendation to the Nominating and Corporate Governance Committee as described above) must deliver written notice to our Corporate Secretary in the manner described in our Bylaws, and as described further under “Proposals of Stockholders and Director Nominations for 2024 Annual Meeting” below.
While our Board has no formal policy for the consideration of diversity in identifying director nominees, the Nominating and Corporate Governance Committee seeks to have a board of directors that will reflect a balance of experience, qualifications, diversity, attributes and skills desirable for the Board as a whole and assesses its effectiveness in this regard as part of its annual evaluation process.

Communications with the Board
The Board has established a process to receive communications from stockholders and other interested parties. Stockholders and other interested parties may communicate directly with members of the Board, the independent directors, or the Chairman of the Board by submitting a communication in an envelope marked “Confidential” addressed to the “Board of Directors,” “Independent Members of the Board of Directors,” or “Chairman,” as applicable, at: 12111 S. Crenshaw Boulevard, Hawthorne, California 90250.
Policy on Pledging and Hedging of Company Shares
As part of our Insider Trading Policy adopted by our Board and applicable to our directors, officers and employees, certain contractors, consultants or other persons designated as insiders, their immediate family members and other persons sharing the same household, any corporations, partnership or other entities that such person controls or manages and any trust for which such person is the trustee or has a beneficial pecuniary interest (collectively, “Insiders”), Insiders are not permitted to trade in Company securities while in possession of material nonpublic information about the Company, engage in short sales of Company securities, engage in transactions in put options, call options or other derivative securities, on an exchange or in any other organized market in connection with Company securities, pledge Company securities as collateral for a loan or margin Company securities in a margin account or purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engage in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of Company securities.
Surf Air Mobility Inc.	12	2024 Proxy Statement

Code of Ethics and Code of Business Conduct and Ethics
We have adopted a written code of conduct and ethics that applies to each of our employees, officers and directors. A current copy of the code is posted under “Governance” on our website at https://investors.surfair.com/. To the extent required by rules adopted by the SEC and the NYSE, we intend to promptly disclose future amendments to certain provisions of the code, or waivers of such provisions granted to executive officers and directors, on our website at https://investors.surfair.com/.
Surf Air Mobility Inc.	13	2024 Proxy Statement

Director Compensation
Non-Employee Director Compensation
We adopted a policy for compensating our non-employee directors with a combination of cash and equity, with such equity awards being subject to the terms and conditions of our 2023 Equity Incentive Plan (the “2023 Plan”).
Annual Cash Retainers
All non-employee directors are entitled to receive a $50,000 ($60,000 for our Lead Independent Director) annual cash retainer for serving as a member of the Board as well as the following additional annual cash retainers for their board committee service:
	Chair	Member
Audit Committee	$25,000	$12,500
Compensation Committee	20,000	10,000
Nominating Committee	15,000	7,500
Each annual cash retainer is paid quarterly in arrears after the end of each fiscal quarter. We reimburse all of our directors for their reasonable out-of-pocket expenses, including travel, food, and lodging, incurred in attending meetings of our Board and/or its committees.
Equity Compensation
New non-employee directors are entitled to receive an initial equity grant with a target grant date fair value of $330,000 awarded in the form of restricted stock units. On July 25, 2023, each non-employee director was awarded 13,409 restricted stock units, (the “July 2023 RSUs”), based on an assumed opening price of our common stock as of the date of our direct listing of $24.61 per common share. The actual opening price of our common stock as of July 27, 2023, the date of our direct listing, was $5.00 per common share, and the closing price of our common stock as of such date was $3.15 per common share. On April 3, 2024 each non-employee director was awarded an additional 91,353 restricted stock units, (the “April 2024 RSUs”), which, together with the original grant of 13,409 restricted stock units previously granted to each non-employee director, represented $330,000 based on the $3.15 per share closing price on July 27, 2023, the date of our direct listing. The April 2024 RSUs will appear as awards in next year’s Director Compensation Table in accordance with SEC rules. Subject to the director’s continued service, initial equity awards vest on the one-year anniversary of the date of grant, provided that, because the April 2024 RSUs were intended to constitute part of the initial grant along with the July 2023 RSUs, the April 2024 RSUs will vest in July 2024 along with the July 2023 RSUs. In addition, beginning in 2024 and in each subsequent year on or around our annual meeting of the shareholders, each non-employee director will be entitled to receive an annual equity grant with a target grant date fair value of $165,000 awarded in the form of restricted stock units. The annual equity awards will vest in full on the one-year anniversary of the date of grant subject to the director’s continued service through such date.
Surf Air Mobility Inc.	14	2024 Proxy Statement

Director Compensation Table - Fiscal 2023
The following table sets forth the total compensation paid to our non-employee directors for their service on our Board during fiscal 2023. Stan Little and Sudhin Shahani, who are employed by us, do not receive any compensation for their service on the Board.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Carl Albert	$39,275	$117,983	$ —	$157,258
Tyrone Bland	14,375	117,983	—	132,358
John D’Agostino	50,625	117,983	1,460	170,068
Bruce Hack	15,625	117,983	—	133,608
Ed Mady	90,839	117,983	4,380	213,202
Ann Nelson(3)	50,000	—	—	50,000
Tyler Painter	12,500	117,983	9,238	139,721
(1)
Amounts shown in this column represent the aggregate grant date fair value (calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 “Compensation – Stock Compensation”) of stock awards granted during the year, based on a value per share of $8.80, which was utilized for the recording of compensation expense under generally accepted accounting principles. A description of the methodologies and assumptions we use to value equity awards and the manner in which we recognize the related expense are described in Note 18 to our consolidated financial statements, Stock-Based Compensation. These amounts may not correspond to the actual value eventually realized by each director because the value depends on the market value of our common stock at the time the award vests. As of December 31, 2023, each director held 13,409 restricted stock units, except for Ms. Nelson, who did not hold any outstanding equity awards as of such date.

(2)
On May 26, 2023, the Company approved the forgiveness of certain promissory notes associated with the issuance of restricted stock purchase agreements (“RSPAs”) to executives and directors. The Company also provided bonuses to pay for interest and tax associated with the issuance of these shares in the amount of $0.1 million.

(3)	Ms. Nelson resigned effective May 16, 2023.
Indemnification Agreements
We have entered into indemnification agreements with our officers and directors. These agreements, among other things, require the Company to indemnify its officers and directors for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by an officer or director in any action or proceeding arising out of their services as one of the Company’s officers or directors or any other company or enterprise to which the person provides services at the Company’s request.
Surf Air Mobility Inc.	15	2024 Proxy Statement

Executive Officers of the Company
The table below sets forth certain information regarding our executive officers as of April 9, 2024, each of which holds office until such officer’s successor has been appointed by the Board, or until such officer’s earlier death, resignation or removal:
Name	Age	Position
Stan Little	52	Chief Executive Officer & Director
Deanna White	58	Chief Financial Officer (*retired 12/31/2023)
Oliver Reeves	45	Chief Financial Officer (started 1/1/2024)
See “Proposal One — Election of Directors” for information concerning the business experience of Stan Little. Information concerning the business experience of our other executive officers is set forth below.
Deanna White
Ms. White served as Chief Financial Officer of the Company from July 2023 to December 2023. Ms. White served as the Chief Financial Officer of Surf Air Global Limited, a subsidiary of the Company, from May 2022 to July 2023, and prior to that, she served as Chief Administrative Officer of Surf Air Global Limited from January 2021 to May 2022. Ms. White served as COO at Kitty Hawk/Cora, an aerospace company, from December 2017 to October 2019, where she led the business operations and commercialization of an R&D eVTOL aircraft program. Ms. White also served as CFO and CEO of Bombardier Flexjet from October 2005 to March 2015. Ms. White holds a BS in accounting from the University of Tampa, and an MBA and MA in Cybersecurity from the University of Dallas.

Oliver Reeves
Oliver Reeves has served as Chief Financial Officer of the Company since January 2024. Oliver brings with him his deep experience with capital markets strategy. Oliver most recently served as Chief Strategy Officer of Xinuos, Inc., the developer and licensor of the UnixWare and OpenServer operating systems, from May 2019 to December 2023. Earlier in his career, Mr. Reeves gained investment experience by holding several asset management positions: first as an Investment Analyst at Coliseum Capital Management, then as a Vice President at Gerson Global Advisors, and finally as a Senior Vice President at Phoenix Star Capital. Mr. Reeves received his MBA from Columbia Business School and graduated Summa Cum Laude from Babson College.

There are no family relationships between or among any of our executive officers or directors.
Surf Air Mobility Inc.	16	2024 Proxy Statement

Executive Compensation
Our named executive officers, or NEOs, for 2023, are
•	R. Stanley Little, our Chief Executive Officer, or CEO, and member of our Board;
•	Deanna White, our former Chief Financial Officer.
•	Sudhin Shahani, our former Chief Executive Officer and member of our Board.
Summary Compensation Table - Fiscal Years 2022-2023
The following table summarizes the compensation awarded to, earned by, or paid to our NEOs for 2023 and 2022.
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
R. Stanley Little Chief Executive Officer	2023	852,493	—	2,548,942	—	446,243	3,847,678
	2022	295,000	60,000	—	2,699,900	48,000(6)	3,102,900
Deanna White(4) Former Chief Financial Officer	2023	579,723	545,834	—	—	39,223	1,164,780
	2022	375,000	200,000	—	3,066,729	75,000(7)	3,716,729
Sudhin Shahani(5) Former Chief Executive Officer	2023	490,268	329,861	2,847,600	—	108,452	3,776,181
	2022	350,000	150,000	1,753,945	—	—	2,253,945
(1)
The amounts reported in this column represent discretionary bonuses awarded to the executive for the applicable fiscal year. Values for 2023 represent catch-up bonuses provided to Ms. White and Mr. Shahani pursuant to their respective employment agreements. Ms. White received a bonus equal to the sum of $179,167 plus the amount by which the base salary she would have received for the period from October 1, 2022 through the Company’s listing date at an annual rate of $650,000 exceeded the amount of base salary she received for her services during that period. Mr. Shahani received a bonus equal to the amount by which the base salary he would have received for the period from June 1, 2021 through the day before the Company’s listing date at an annual rate of $975,000 exceeds the amount of base salary and consulting fees (as applicable) he received for his services during that period.

(2)
Amounts shown in these columns represent the aggregate grant date fair value (calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718) of stock awards and stock options granted during the year. A description of the methodologies and assumptions we use to value equity awards and the manner in which we recognize the related expense are described in Note 18 to our consolidated financial statements, Stock-Based Compensation. These amounts may not correspond to the actual value eventually realized by each NEO because the value depends on the market value of our common stock at the time the award vests or is exercised.

(3)	Values for 2023 represent the value of a loan forgiveness bonus paid to each executive and a corresponding tax gross-up on such bonus payment and, for Mr. Shahani, the value of a car allowance.
(4)	Ms. White ceased serving as our Chief Financial Officer effective December 31, 2023.
(5)	Mr. Shahani previously served as Chief Executive Officer and, effective as of July 27, 2023, began serving as a non-executive employee director.
(6)	This amount represents a housing allowance for Mr. Little.
(7)	This amount represents payments to Ms. White in 2022 for consulting services.
Surf Air Mobility Inc.	17	2024 Proxy Statement

Outstanding Equity Awards as of December 31, 2023
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(g)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
R. Stanley Little	—	—	—	—	—	—	—	280,000(2)	434,000
	—	—	—	—	—	—	—	54,670(3)	84,739
	—	—	—	—	—	—	—	418,058	647,990
Deanna White	293,475	—	—	0.53	3/1/2032	—	—	—	—
	187,500(4)	105,976(4)	—	5.73	11/12/2032	—	—	—	—
Sudhin Shahani	—	—	—	—	—	—	—	1,260,000(2)	1,953,000
(1)
The dollar amounts shown in these columns are determined by multiplying the corresponding number of shares by $1.55, the closing price of the shares as of December 29, 2023, the last trading day in fiscal 2023.

(2)
These performance-based restricted stock units will only vest if the per-share closing price of our common stock over a period of ten consecutive trading days within the five-year performance period is greater than 200% of $5.00, subject to continued employment through the date such stock price goal is achieved.

(3)	These shares vest subject to the achievement of certain revenue goals, subject to continued employment through the date of achievement.
(4)	These stock options vest monthly over a three-year period measured from January 1, 2022.
2023 Equity Grants
In connection with the listing, the Compensation Committee approved the grant under the 2023 Equity Incentive Plan of performance-based restricted stock units (“PRSUs”) of 280,000 PRSUs to Mr. Little and 1,260,000 PRSUs to Mr. Shahani. Each PRSU represents a right to receive, upon vesting of the PRSU, one share of our common stock. These PRSUs will vest only if (i) the per-share closing price of our common stock over a period of 10 consecutive trading days within five years after July 27, 2023 is greater than 200% of $5.00, and (ii) the grantee’s employment with the Company or one of its subsidiaries continues through the date such stock price goal is achieved, provided that if the grantee’s employment is terminated by the Company or a subsidiary without cause or by the grantee for good reason (as such terms are defined in the grantee’s employment agreement), the award will remain open and be eligible to vest if the stock price goal is achieved before the end of the five-year performance period. In addition, if a change in control occurs during the performance period and while the grantee is still employed with the Company or a subsidiary (or has incurred an involuntary termination of the grantee’s employment as described above), the award will vest in full upon the change in control.
Bonuses
Executives are eligible to receive discretionary bonuses for performance during the year. In 2023, Ms. White and Mr. Shahani also received catch-up bonuses provided pursuant to their respective employment agreements, as described in more detail below and in footnote (1) to the Summary Compensation Table.
Surf Air Mobility Inc.	18	2024 Proxy Statement

Executive Employment and Severance Agreements
On May 16, 2022, we entered into an employment agreement with Mr. Little, which was amended on October 23, 2022 to provide that Mr. Little will serve as our Chief Executive Officer effective as of the consummation of our direct listing (the “Effective Date”) and has an initial five-year term. The term will automatically be extended by one additional year starting on the fifth anniversary of the Effective Date unless either party provides at least 60 days written notice that the term will not be extended. The agreement provides that Mr. Little will receive an initial annual base salary of $975,000 and is eligible for an annual discretionary bonus as determined by the Compensation Committee (with a target incentive equal to 200% of his base salary). He is also eligible to participate in the Company’s benefit plans made available to employees generally and is provided a hybrid, electrified, or all electric automobile and use of Company aircraft, each in accordance with Company policies applicable to senior executives. Pursuant to the agreement, Mr. Little was granted the right to purchase 647,317 of our restricted shares on May 13, 2022 that vest over a three-year period. If Mr. Little’s employment with the Company is terminated by the Company without “cause” or by him for “good reason” (as defined in the agreement), he will receive severance of nine months of his base salary, plus one additional month for each year of his service with the Company up to a maximum of 12 months (payable in installments over such period), payment of his COBRA premiums for up to 18 months, and 36 months’ accelerated vesting of any time-based vesting component of his then-outstanding and unvested equity awards granted by the Company (or 18 months of such accelerated vesting in the case of performance-based awards). In addition, he will receive a lump sum payment of a pro-rated amount of his target bonus for the fiscal year in which his termination occurs and an additional amount equal to 1.5 times his target bonus. However, if such a termination of his employment occurs on or within two years following a change in control of the Company, the salary component of his severance will be paid in a lump sum, the bonus component of his severance (in addition to the pro-rated target bonus for the year of termination) will equal two times his target bonus, and, and his then-outstanding equity awards granted by the Company will be fully vested (with performance-based awards vesting at the target level). Mr. Little’s right to receive these severance benefits is subject to his providing a release of claims to the Company and his continued compliance with his confidentiality, non-solicitation (which shall continue for 12 months following termination), and other covenants in favor of the Company. If his employment with the Company terminates due to his death or disability, the Company will pay him (or his estate) a pro-rated target bonus for the year in which such termination occurs. If any payments under Mr. Little’s employment agreement would otherwise trigger the excise tax imposed by Section 4999 of the Internal Revenue Code, the payments will be reduced as provided in the agreement to a level that does not trigger the excise tax if the reduction results in his retaining a greater amount of the payments on an after-tax basis than if such reduction were not made.
On December 19, 2022, we entered into an employment agreement with Ms. White to serve as our Chief Financial Officer. The agreement became effective on the Effective Date and had an initial three-year term. Ms. White voluntarily resigned as our Chief Financial Officer effective as of December 31, 2023. The agreement provided that Ms. White would receive an initial annual base salary of $650,000 and was eligible for an annual discretionary bonus as determined by the Compensation Committee (with a target incentive equal to 200% of her base salary). The agreement also provided for her to receive an additional bonus equal to the sum of $179,167 plus the amount by which the base salary she would have received for the period from October 1, 2022 through the Effective Date at an annual rate of $650,000 exceeded the amount of base salary she received for her services during that period. She was also eligible to participate in the Company’s benefit plans made available to employees generally and was provided a hybrid, electrified, or all electric automobile and use of Company aircraft, each in accordance with Company policies applicable to senior executives. Ms. White was not eligible for any severance benefits in connection with her transition to an advisory role to the board of directors from January 1, 2024 to May 31, 2024.
On August 20, 2021, we entered into an employment agreement with Mr. Shahani, who was then serving as our Chief Executive Officer and following the Effective Date, serves in the position of Co-Founder and a member of the Board. The agreement, which was amended on January 20, 2023, became effective on the Effective Date and has an initial five-year term. The term will automatically be extended by one additional year on each anniversary of the Effective Date (so that the term will again be five years on that anniversary date) unless either party provides at least 60 days written notice that the term will not be extended. The agreement provides that Mr. Shahani will receive an initial annual base salary of $975,000 (plus an additional bonus equal to the amount by which the base salary he would have received for the period from June 1, 2021 through the day before the Effective Date at an annual rate of $975,000 exceeds the amount
Surf Air Mobility Inc.	19	2024 Proxy Statement

of base salary and consulting fees (as applicable) he received for his services during that period). Mr. Shahani is also eligible for an annual discretionary bonus as determined by the Compensation Committee (with a target incentive equal to 200% of his base salary) and to participate in the Company’s benefit plans made available to employees generally. Mr. Shahani is also provided a hybrid, electrified, or all electric automobile and use of Company aircraft, each in accordance with Company policies applicable to senior executives. Pursuant to the agreement, Mr. Shahani was granted an award of 1,125,817 vested shares on January 7, 2022. If Mr. Shahani’s employment with the Company is terminated by the Company without “cause” or by him for “good reason” (as defined in the agreement), he will receive severance of his salary for the remainder of the term of the agreement then in effect (payable in installments over such period), payment of his COBRA premiums for up to 18 months, and 18 months’ accelerated vesting of any time-based vesting component of his then-outstanding and unvested equity awards granted by the Company. In addition, he will receive a lump sum payment of a pro-rated amount of his target bonus for the fiscal year in which his termination occurs and an additional amount equal to 1.5 times his target bonus. However, if such a termination of his employment occurs on or within two years following a change in control of the Company, the salary component of his severance will be paid in a lump sum, the bonus component of his severance (in addition to the pro-rated target bonus for the year of termination) will equal two times his target bonus, and his then-outstanding equity awards granted by the Company will be fully vested (with performance-based awards vesting at the target level). Mr. Shahani’s right to receive these severance benefits is subject to his providing a release of claims to the Company and his continued compliance with his confidentiality, non-solicitation (which shall continue for 12 months following termination), and other covenants in favor of the Company. If his employment with the Company terminates due to his death or disability, the Company will pay him (or his estate) a pro-rated target bonus for the year in which such termination occurs. If any payments under Mr. Shahani’s employment agreement would otherwise trigger the excise tax imposed by Section 4999 of the Internal Revenue Code, the payments will be reduced as provided in the agreement to a level that does not trigger the excise tax if the reduction results in his retaining a greater amount of the payments on an after-tax basis than if such reduction were not made.
Defined Contribution Plans
As part of our overall compensation program, we provide all full-time employees, including each of the NEOs currently employed with us, with the opportunity to participate in a defined contribution 401(k) plan. The plan is intended to qualify under Section 401 of the Internal Revenue Code so that employee contributions and income earned on such contributions are not taxable to employees until withdrawn. Employees may elect to defer a percentage of their eligible compensation (not to exceed the statutorily prescribed annual limit) in the form of elective deferral contributions to the plan. The 401(k) plan also has a “catch-up contribution” feature for employees aged 50 or older (including those who qualify as “highly compensated” employees) who can defer amounts over the statutory limit that applies to all other employees. The Company does not currently make any matching or other contributions to participants’ accounts under the 401(k) plan. Prior to the Company’s acquisition of Southern, Mr. Little participated in Southern’s 401(k) plan, which had provisions similar to those described above.
Other Benefits
We do not maintain any defined benefit pension plans or any nonqualified deferred compensation plans.
Our board of directors and stockholders adopted an Employee Stock Purchase Plan (the “ESPP”) prior to the consummation of this listing to provide an additional means to attract, motivate, retain and reward employees and other eligible persons by allowing them to purchase our shares at a discount with their accumulated payroll deductions. The ESPP became effective immediately upon listing.
Incentive Compensation Clawback Policy
We have adopted a Compensation Recoupment (Clawback) Policy, which is intended to comply with the requirements of Section 303A.14 of the New York Stock Exchange Listed Company Manual implementing Rule 10D-1 under the Exchange Act. In the event the Company is required to prepare an accounting restatement of the Company’s financial statements due to material non-compliance with any financial reporting requirement under the federal securities laws, the Company will recover, on a reasonably prompt basis, the excess incentive-based compensation received by any covered executive during the prior three fiscal years that exceeds the amount that the executive otherwise would have received had the incentive-based compensation been determined based on the restated financial statements.
Surf Air Mobility Inc.	20	2024 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 9, 2024 for:
•	each of our named executive officers;
•	each of our directors;
•	all of our current directors and executive officers as a group; and
•	each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock.
We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose, including for purposes of Sections 13(d) and 13(g) of the Securities Act.
We have based our calculation of the percentage of beneficial ownership on 82,930,248 shares of our common stock outstanding as of April 9, 2024. In accordance with SEC rules, we have deemed shares of our common stock subject to stock options or warrants that are currently exercisable or exercisable within sixty (60) days of April 9, 2024, and shares of our common stock underlying RSUs that are currently releasable or releasable within sixty (60) days of April 9, 2024, to be outstanding and to be beneficially owned by the person holding the common stock, options, warrants or RSUs for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Surf Air Mobility Inc.	21	2024 Proxy Statement

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Surf Air Mobility Inc., 12111 S. Crenshaw Boulevard, Hawthorne, California 90250. The information provided in the table is based on our records, information filed with the SEC and information provided to us, except where otherwise noted.
NAME	Number of Shares of Common Stock	Percent of Outstanding Common Stock
5% Stockholders
GEM Global Yield LLC SCS[1]	6,300,000	7.6%
Liam Fayed[2]	5,751,258	6.9%
Palantir Technologies Inc.[3]	5,205,492	6.3%
Kuzari Investor 94647 LLC[4]	5,547,233	6.7%
Directors and Executive Officers
Sudhin Shahani	3,645,499	4.4%
Stan Little[5]	2,018,841	2.4%
Deanna White	529,888	*
Oliver Reeves	71,078	*
Carl Albert[6]	332,004	*
Tyrone Bland	—	*
John D’Agostino	42,115	*
Bruce Hack	—	*
Edward Mady	82,375	*
Tyler Painter	463,276	*
All directors and executive officers as a group (9 persons)	6,721,840	8.1%
[1]
Consists of (i) 1,000,000 shares issued to GEM in connection with the GEM Purchase, (ii) 1,300,000 shares issued to GEM in connection with the Initial GEM Issuance, (iii) 4,000,000 shares issued to GEM in satisfaction of the GEM Commitment Fee, and (iv) up to an additional 300,000,000 shares that may be issued to GEM in connection with SAM’s exercise of its rights under the Share Subscription Facility (not including the 18,700,000 shares that may be issued to GEM, the resale of which was previously registered). GEM Global Yield Fund LLC is the general partner of GEM Global Yield LLC SCS. Christopher F. Brown is the sole beneficial owner of GEM GP and has voting and dispositive power over the shares held by GEM. Mr. Brown disclaims beneficial ownership of the shares held by GEM other than to the extent of his ultimate pecuniary interest therein. The address for GEM is 12C, rue Guillaume J. Kroll, L-1882 Luxembourg.

[2]
Based on information provided in a Schedule 13G filed with the SEC on February 14, 2024, as of December 31, 2023, the number of shares consists of (i) 1,405,165 shares of the Company’s Common Stock held by Liam Fayed and (ii) 4,346,093 shares of the Company’s Common Stock held by LamVen LLC, which is an entity affiliated with Mr. Fayed, as of December 31, 2023. Mr. Fayed has sole voting power with respect to 1,405,165 of the reported shares, shared voting power with respect to 4,346,093 of the reported shares, shared investment power with respect to 1,405,165 of the reported shares, and shared investment power with respect to 4,346,093 of the reported shares. Mr. Fayed’s address is 53 Greenwich Avenue, Second Floor, Greenwich, CT 06830.

[3]
Based on information provided in a Schedule 13G filed with the SEC on February 15, 2024, Palantir Technologies held 5,205,492 shares of Common stock as of February 15, 2024, including 1,851,852 shares of Common stock received on February 15, 2024 as payment for certain outstanding receivables. Palantir Technologies’ address is 1200 17th Street, Floor 15 Denver, Colorado 80202.

[4]
Kuzari Investor 94647 LLC owns 3,692,740 shares and Kuzari Manager 94647 LLC owns 1,854,49 shares. Kuzari Investor 94647 LLC controls the shares owned by the two entities and lists their address as 220 East 42nd Street, New York, NY 10017.

[5]
Consists of (i) 441,082 shares held by Stan Little, and (ii) 1,351,513 shares of restricted stock held by The Little 2021 Family Trust dated November 15, 2021 (“The Little 2021 Family Trust”), of which Mr. Little is Trustee, and (iii) 226,246 shares held by the MML 2021 Irrevocable Trust, of which Mr. Little’s spouse is Trustee. Mr. Little may be deemed to have voting or dispositive power over the shares held by The Little 2021 Family Trust. The reporting person disclaims any pecuniary interest in the shares held by the MML 2021 Irrevocable Trust.

[6]
Consists of 332,004 shares held by The Carl Albert Trust dated June 7, 1991 (“The Carl Albert Trust”), of which Carl Albert is Trustee. Mr. Albert may be deemed to have voting or dispositive power over the shares held by The Carl Albert Trust.

Surf Air Mobility Inc.	22	2024 Proxy Statement

Equity Incentive Plan Information
The following table sets forth information regarding shares of our common stock that may be issued under our existing equity compensation plans as of December 31, 2023:
Plan category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by stockholders(1)	5,298,906(2)	$3.19(3)	3,092,926
Equity compensation plans not approved by stockholders	—	—	—
[1]
Includes the following plans: our 2023 Equity Incentive Plan (the “2023 Equity Plan”) and our Employee Stock Purchase Plan (the “ESPP”). No shares were subject to purchase under the ESPP during the purchase periods in effect as of December 31, 2023. Excludes 4,036,622 and 800,000 shares that were added to our 2023 Equity Plan and our ESPP, respectively, on January 1, 2024 pursuant to the evergreen provisions thereunder that provide for automatic annual increases on January 1 of each year during the term of the respective plan equal to 5% of our outstanding shares as of the preceding December 31 (or such lesser amount as approved by the Board), in the case of the 2023 Equity Plan, or the lesser of 80,000 shares, 1% of our outstanding shares as of the preceding December 31, or such lesser amount as approved by the Board, in the case of the ESPP.

[2]	Consists of options and RSUs granted under the 2023 Equity Plan and ESPP.
[3]
The weighted-average exercise price is calculated based solely on the exercise prices of the outstanding options and does not reflect the shares that will be issued upon the vesting of outstanding RSU awards, which have no exercise price.

Surf Air Mobility Inc.	23	2024 Proxy Statement

Report of Audit Committee
The Audit Committee assists the Board in its oversight of the Company’s financial statements and reporting process, audit process and internal controls. The Audit Committee operates under a written charter adopted by the Board, which describes this and the other responsibilities of the Audit Committee. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements and effectiveness of internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (“PCAOB”) and to issue a report thereon.
The Audit Committee has reviewed and discussed the Company’s audited financial statements with management, which has primary responsibility for the financial statements. PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm for fiscal 2023, is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles and the effectiveness of its internal control over financial reporting. The Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the applicable requirements of the PCAOB and SEC. The Audit Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB regarding PricewaterhouseCoopers LLP ’s communications with the Audit Committee concerning independence and has discussed with PricewaterhouseCoopers LLP its independence.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s 2023 Annual Report on Form 10-K for filing with the SEC. The Audit Committee also appointed PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 and is seeking ratification of such selection by the Company’s stockholders at the Annual Meeting.
AUDIT COMMITTEE
Carl Albert
John D’Agostino (Chair)
Bruce Hack
The foregoing report of the Audit Committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by the Company (including any future filings) under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934 (the “Exchange Act”), except to the extent the Company specifically incorporates such report by reference therein.
Surf Air Mobility Inc.	24	2024 Proxy Statement

Proposal 2 — Ratification of Independent Registered Public Accounting Firm
The Audit Committee of our Board has appointed PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2024. We are not required to submit the appointment of PricewaterhouseCoopers LLP for stockholder approval, but our Board has elected to seek ratification of the appointment of our independent registered public accounting firm by the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on the proposal at the Annual Meeting. If our stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee will reconsider its appointment of PricewaterhouseCoopers LLP and will either continue to retain this firm or appoint a new independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our best interests and the best interests of our stockholders.
We expect one or more representatives of PricewaterhouseCoopers LLP to participate in the Annual Meeting and they will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
The aggregate fees billed to us for the fiscal year ended December 31, 2023 and 2022 by our independent registered public accounting firm, PricewaterhouseCoopers LLP, are as follows:
	2023	2022
Audit Fees[1]	$6,113	$2,820
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees[2]	$2	$2
Total Fees	$6,115	$2,822
[1]
Audit fees consist of fees for the audit of our consolidated financial statements, the review of the unaudited interim financial statements included in our quarterly reports on Form 10-Q and other professional services provided in connection with regulatory filings or engagements, including fees billed in connection with our direct listing on the NYSE in July 2023.

[2]	All other Fees consist of subscription fees for use of the PricewaterhouseCoopers LLP research tool.
VOTE
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2024. UNLESS OTHERWISE INSTRUCTED, THE PROXY HOLDERS WILL VOTE THE PROXIES RECEIVED BY THEM “FOR” RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP.
Surf Air Mobility Inc.	25	2024 Proxy Statement

Audit Committee Pre-Approval Policies and Procedures
The Audit Committee is required to pre-approve the audit and non-audit services performed by our independent registered public accounting firm in order to assure that the provision of such services does not impair the auditor’s independence. The Audit Committee at least annually reviews and provides general pre-approval for the services that may be provided by the independent registered public accounting firm.
All services performed and related fees billed by PricewaterhouseCoopers LLP during fiscal 2023 and fiscal 2022 were pre-approved by the Audit Committee pursuant to the foregoing pre-approval policy of the Audit Committee.
Surf Air Mobility Inc.	26	2024 Proxy Statement

Proposal 3 — Approval of a Reverse Stock Split
Overview
On [•], 2024, the Board declared advisable and unanimously approved a proposed amendment to our amended and restated certificate of incorporation (“Certificate of Incorporation”) to effect a reverse stock split of the issued shares of common stock by reclassifying and combining issued shares of common stock into a lesser number of issued shares of common stock at a ratio of whole numbers ranging from 1 share-for-2 shares up to a ratio of 1 share-for-10 shares (the “Ratio Range”), which ratio will be selected at the sole discretion of the Board and set forth in a public announcement, with no change to the number of shares of common stock authorized under our Certificate of Incorporation (the “Reverse Stock Split”). The foregoing description of the proposed amendment is a summary and is subject to the full text of the proposed amendment, which is attached to this proxy statement as Appendix A (the “Certificate of Amendment”).
If stockholders approve this Proposal 3, the Board, in its sole discretion, will have the authority to decide, at any time prior to December 31, 2024, whether to implement the Reverse Stock Split. If the Board determines that the Reverse Stock Split would be in the best interests of the Company and its stockholders, the Board will cause the Certificate of Amendment to be filed with the Delaware Secretary of State and effect the Reverse Stock Split. The Reverse Stock Split could become effective as soon as the business day immediately following the Annual Meeting. The Board, in its sole discretion, may also elect not to implement the Reverse Stock Split.
We believe the Reverse Stock Split may be necessary for the Company to maintain the listing of its common stock on the New York Stock Exchange (“NYSE”) if recent market conditions persist. As described in more detail in the subsection titled “—Reasons for the Reverse Stock Split” below, the Board believes that having the time-limited authority to effect the Reverse Stock Split is a critical step to maintain the Company’s NYSE listing and continue efforts to build stockholder value. Following approval of this Proposal 3 at the Annual Meeting, no further action on the part of stockholders will be required to either implement or abandon the Reverse Stock Split.
The Reverse Stock Split, if effected, will reclassify and combine any whole number of issued shares, between and including 2 and 10 as determined by our Board in the manner described herein, into one share of common stock. As of April 26, 2024, [•] shares of our common stock were outstanding and [•] shares of our common stock were held in treasury. Based on such number of shares of our common stock outstanding and held in treasury immediately following the effectiveness of the Reverse Stock Split (and without giving any effect to the payment of cash in lieu of fractional shares), we will have, depending on the Reverse Stock Split ratio selected by our Board, outstanding and treasury shares of common stock as illustrated in the table under the caption “—Effects of the Reverse Stock Split.”
All holders of common stock will be affected proportionately by the Reverse Stock Split. No fractional shares of common stock will be issued as a result of the Reverse Stock Split. Instead, any stockholder who would have been entitled to receive a fractional share as a result of the Reverse Stock Split will be entitled to receive a cash payment in lieu of such fractional share. Each stockholder will
Surf Air Mobility Inc.	27	2024 Proxy Statement

hold the same percentage of the outstanding common stock immediately following the Reverse Stock Split as that stockholder did immediately prior to the Reverse Stock Split, except to the extent that the Reverse Stock Split results in stockholders receiving cash in lieu of fractional shares. The par value of our common stock will continue to be $0.0001 per share (see “—Accounting Consequences”).
Reasons for the Reverse Stock Split
To maintain our listing on the NYSE. The primary purpose of the Reverse Stock Split is to raise the per share trading price of the Company’s common stock in order to maintain its listing on the NYSE. The continued listing requirements for the NYSE include a requirement that shares trade above $1.00. If an issuer’s shares have an average closing price of less than $1.00 over a consecutive 30 trading-day period or more, the issuer may be subject to delisting. On April 2, 2024, we received a notification from the NYSE (the “Notice”) that the average closing price of our common stock closed at or below $1.00 per share over a consecutive 30-day period as of April 1, 2024. The Company can regain compliance at any time within the six-month period following receipt of the Notice if on the last trading day of any calendar month during the cure period (or the last trading day of the cure period) the Company has a closing share price of at least $1.00 and an average closing share price of at least $1.00 over the prior 30 trading-day period. On April 11, 2024, we notified the NYSE of our intent to cure our deficiency under Section 802.01C of the NYSE Listed Company Manual by monitoring the closing share price of our common stock and considering available options if our common stock does not trade at a level likely to result in the Company regaining compliance by October 2, 2024, including submission of this Reverse Stock Split proposal to our stockholders. We believe that if we fail to regain compliance with the average closing price requirement and the Reverse Stock Split is not approved by stockholders, it is likely that our common stock will be delisted from the NYSE.
Delisting from the NYSE may adversely affect the Company’s ability to raise additional financing through the public or private sale of equity securities, may significantly affect the ability of investors to trade in the Company’s securities and may negatively affect the value and liquidity of our common stock. Delisting may also have other negative impacts, including potential loss of employee confidence, the loss of institutional investors or interest in business development opportunities.
Effecting the Reverse Stock Split to reduce the number of issued shares of our common stock should, absent other factors, result in an increase in the per share market price of our common stock, although we cannot provide any assurance that our minimum bid price would, following the Reverse Stock Split, continue to trade over the applicable minimum average closing price requirements for the NYSE.
We believe that obtaining approval for the Reverse Stock Split is an important measure to regain compliance with such continued listing requirements. In addition, obtaining approval of the Reverse Stock Split at the Annual Meeting allows us to seek stockholder approval of this Proposal 3 in a more efficient and cost-effective manner than calling a Special Meeting of Stockholders at a later date for the sole purpose of seeking stockholder approval of a reverse stock split.
To potentially improve the marketability and liquidity of our common stock. The Board believes that an increased stock price may also improve the marketability and liquidity of our common stock. For example, many brokerages, institutional investors and funds have internal policies that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers by restricting or limiting the ability to purchase such stocks on margin. Additionally, investors may be dissuaded from purchasing stocks below certain prices because brokers’ commissions, as a percentage of the total transaction value, can be higher for low-priced stocks.
To decrease the risk of market manipulation of our common stock. The Board believes that the potential increase in stock price may reduce the risk of market manipulation of our common stock, which we believe is enhanced when our stock trades below $1.00 per share. By reducing market manipulation risk, we may also thereby potentially decrease the volatility of our stock price.
To provide us with flexibility with respect to our authorized common stock. A Reverse Stock Split is expected to increase the number of authorized, but unissued and unreserved, shares of our common stock. These additional shares would provide flexibility to the
Surf Air Mobility Inc.	28	2024 Proxy Statement

Company for raising capital; repurchasing debt; providing equity incentives to employees, officers, directors, consultants and advisors (including pursuant to our equity compensation plans); expanding our business through the acquisition of other businesses and for other purposes. However, at present, we do not have any specific plans, arrangements, understandings or commitments for the additional shares that would become available.
Accordingly, for these and other reasons, the Board believes that a Reverse Stock Split is in the best interests of the Company and our stockholders.
Criteria to be Used for Determining Whether to Implement a Reverse Stock Split
Proposal 3 gives the Board the sole discretion to select a Reverse Stock Split ratio from within a range of whole numbers between and including 2:1 and 10:1, based on the Board’s then-current assessment of the factors below and the best interests of the Company and its stockholder. In determining whether to implement the Reverse Stock Split and, if so implemented, which Reverse Stock Split ratio to select within the Ratio Range, the Board may consider, among other factors:
•	the historical trading price and trading volume of our common stock;
•	the then-prevailing trading price and trading volume of our common stock and the expected impact of the Reverse Stock Split on the trading market in the short- and long-term;
•	the continued listing requirements for our common stock on the NYSE and other rules and guidance from the NYSE;
•	actual or forecasted results of operations;
•	the Company’s additional funding requirements;
•	the number of shares of common stock outstanding and the amount of the Company’s authorized but unissued common stock;
•	which Reverse Stock Split ratio would result in the least administrative cost to us; and
•	prevailing industry, market and economic conditions.
Certain Risks and Potential Disadvantages Associated with a Reverse Stock Split
We cannot assure stockholders that the proposed Reverse Stock Split will sufficiently increase our stock price or be completed before the NYSE commences delisting procedures. The effect of a Reverse Stock Split on our stock price cannot be predicted with any certainty, and the history of reverse stock splits for other companies in our industry is varied, particularly since some investors may view a reverse stock split negatively. It is possible that our stock price after a Reverse Stock Split will not increase in the same proportion as the reduction in the number of shares outstanding, causing a reduction in the Company’s overall market capitalization. Further, even if we implement a Reverse Stock Split, our stock price may decline due to various factors, including our future performance and general industry, market and economic conditions. This percentage decline, as an absolute number and as a percentage of our overall market capitalization, may be greater than would occur in the absence of a Reverse Stock Split.
The proposed Reverse Stock Split may decrease the liquidity of our common stock and result in higher transaction costs. The liquidity of our common stock may be negatively impacted by the reduced number of shares outstanding after the Reverse Stock Split, which would be exacerbated if the stock price does not increase following the split. In addition, a Reverse Stock Split would increase the number of stockholders owning “odd lots” of fewer than 100 shares, trading in which generally results in higher transaction costs. Accordingly, a Reverse Stock Split may not achieve the desired results of increasing marketability and liquidity as described above.
The implementation of a Reverse Stock Split would result in an effective increase in the authorized number of shares of common stock available for issuance, which could, under certain circumstances, have anti-takeover implications. The additional shares of common stock available for issuance could be used by the Company to oppose a hostile takeover attempt or to delay or prevent changes in control or in our management. Although the Reverse Stock Split has been prompted by business and financial
Surf Air Mobility Inc.	29	2024 Proxy Statement

considerations, and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at us), stockholders should be aware that approval of the Reverse Stock Split could facilitate future efforts by us to deter or prevent changes in control, including transactions in which stockholders might otherwise receive a premium for their shares over then-current market prices.
Stockholders should also keep in mind that the implementation of a Reverse Stock Split does not have an effect on the actual or intrinsic value of our business or a stockholder’s proportional ownership interest (subject to the treatment of fractional shares). However, should the overall value of our common stock decline after a Reverse Stock Split, then the actual or intrinsic value of shares held by stockholders will also proportionately decrease as a result of the overall decline in value.
Our Board believes, however, that these potential effects are outweighed by the benefits of the Reverse Stock Split.
Effective Time and Ratio Range
The effective time of the Reverse Stock Split (the “Effective Time”), if approved by stockholders and implemented by the Board, will be the date and time set forth in the Certificate of Amendment that is filed with the Delaware Secretary of State. The Board, in its sole discretion, will have the authority to decide, prior to December 31, 2024, whether to implement the Reverse Stock Split. The Effective Time could occur as soon as the business day immediately following the Annual Meeting. The exact timing of the filing of the Certificate of Amendment with the Delaware Secretary of State will be determined by our Board based on its evaluation as to when such action will be the most advantageous to the Company and our stockholders.
If the Board does not implement the Reverse Stock Split prior to December 31, 2024, then the authority granted to the Board via stockholder approval of this Proposal 3 to implement the Reverse Stock Split will automatically terminate. The Board reserves its right, notwithstanding stockholder approval of this Proposal 3 and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to the filing of the Certificate of Amendment with the Delaware Secretary of State, it determines, in its sole discretion, that the Reverse Stock Split is no longer in the best interests of the Company and our stockholders.
If this Proposal 3 is approved by the stockholders and the Reverse Stock Split is implemented by the Board, the Reverse Stock Split ratio will be selected in the range of 2-for-1 through 10-for-1, as determined by the Board in its sole discretion. Our purpose for requesting authorization to implement the Reverse Stock Split at a ratio to be determined by the Board, as opposed to a ratio that is fixed in advance, is to give the Board the flexibility to take into account then-current market conditions and changes in the price of our common stock and to respond to any other developments that may be relevant when considering the appropriate ratio. If the stockholders approve the Reverse Stock Split, then the Board will be authorized to proceed with the Reverse Stock Split prior to December 31, 2024. In determining whether to proceed with the Reverse Stock Split and setting the Reverse Stock Split ratio, if any, the Board will consider a number of factors, including market conditions, existing and expected trading prices of the Company’s common stock, actual or forecasted results of operations, NYSE listing requirements, the Company’s additional funding requirements and the amount of the Company’s authorized but unissued common stock.
Effects of the Reverse Stock Split
As of the Effective Time:
•
any whole number of issued shares of our common stock, between and including 2 and 10 (depending on the Reverse Stock Split ratio selected by the Board) will be reclassified and combined, automatically and without any action on the part of the Company or its stockholders, into one share of common stock;

•
no fractional shares of common stock will be issued; instead, stockholders who would otherwise be entitled to receive a fractional share will be entitled to receive cash in lieu of the fractional share (as detailed below);

Surf Air Mobility Inc.	30	2024 Proxy Statement

•
proportionate adjustments will be made to the number of shares issuable upon the exercise or vesting of all then-outstanding stock options, warrants and restricted stock units, which will result in a proportional decrease in the number of shares of common stock reserved for issuance upon exercise or vesting of such stock options, warrants and restricted stock units, and, in the case of stock options, a proportional increase in the exercise price of all such stock options;

•	the number of shares of common stock then reserved for issuance under our equity compensation plans will be reduced proportionately;
•
the number of shares of common stock then reserved for issuance pursuant to the Company’s senior unsecured convertible promissory note with Partners for Growth V, L.P. (the “Convertible Notes”) will be reduced proportionately, and the conversion price of our Convertible Notes will be increased proportionately; and

•	the number of authorized shares will not be reduced by a corresponding ratio.
The following table summarizes the anticipated effects of a Reverse Stock Split on our shares available for issuance based on information as of April 26, 2024 (unless otherwise noted below) and without giving effect to the treatment of fractional shares.
Status	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding	Number of Shares of Common Stock Held In Treasury	Number of Shares of Common Stock Reserved for Future Issuance	Number of Shares of Common Stock Authorized but Unissued and Unreserved	Number of Shares of Common Stock Reserved for Issuance Pursuant to Outstanding Options	Weighted- Average Exercise Price of Outstanding Options
Pre-Reverse Stock Split	800,000,000	[•]	[•]	[•]	[•]	[•]	$[•]
Post-Reverse Stock Split 2:1	[•]	[•]	[•]	[•]	[•]	[•]	$[•]
Post-Reverse Stock Split 4:1	[•]	[•]	[•]	[•]	[•]	[•]	$[•]
Post-Reverse Stock Split 6:1	[•]	[•]	[•]	[•]	[•]	[•]	$[•]
Post-Reverse Stock Split 8:1	[•]	[•]	[•]	[•]	[•]	[•]	$[•]
Post-Reverse Stock Split 10:1	[•]	[•]	[•]	[•]	[•]	[•]	$[•]
This chart is for illustrative purposes only and other ratios within the Ratio Range besides those shown above could be selected by the Board.
A Reverse Stock Split would affect all stockholders uniformly. As of the Effective Time, each stockholder would own a reduced number of shares of common stock. Percentage ownership interests, voting rights and other rights and preferences would not be affected, except to the extent that the Reverse Stock Split would result in fractional shares (as described below).
A Reverse Stock Split would not affect the registration of our common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we would continue to be subject to the periodic reporting and other requirements of the Exchange Act. Our common stock would continue to be listed on the NYSE under the symbol “SRFM,” but would have a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number after the Effective Time.
Surf Air Mobility Inc.	31	2024 Proxy Statement

Because we will not reduce the number of authorized shares of common stock, the overall effect of the Reverse Stock Split will be an increase in shares of common stock available to be issued. These shares of common stock may be issued at the discretion of the Board, subject to applicable limitations. Any future issuances of shares of common stock will have the effect of diluting the percentage of stock ownership and voting rights of the present holders of common stock.
Release No. 34-15230 of the staff of the SEC requires disclosure and discussion of the effects of any action, including this Proposal 3, that may be used as an anti-takeover mechanism. Because this Proposal 3 provides that the number of authorized shares of common stock remains at 800,000,000 shares, the Certificate of Amendment that is filed with the Delaware Secretary of State, if any such amendment is filed, will result in a relative increase in the number of shares of our common stock available for issuance in relation to the number of outstanding shares of our common stock after the Reverse Stock Split and could, under certain circumstances, have an anti-takeover effect, although this is not the purpose or intent of the Board. The primary purpose of the proposed Reverse Stock Split is to provide the Board with a mechanism to raise the per share trading price of our common stock by lowering the number of shares outstanding. However, a relative increase in the number of our shares of common stock available for issuance could enable the Board to render more difficult or discourage an attempt by a party attempting to obtain control of the Company by tender offer or other means. The issuance of common stock in a public or private sale, merger or similar transaction would increase the number of outstanding shares of common stock entitled to vote, increase the number of votes required to approve a change of control of the Company and dilute the interest of a party attempting to obtain control of the Company. Any such issuance could deprive stockholders of benefits that could result from an attempt to obtain control of the Company, such as the realization of a premium over market price that such an attempt could cause. Moreover, the issuance of common stock to persons friendly to the Board could make it more difficult to remove incumbent officers and directors from office even if such change were favorable to stockholders generally. The Company has no present intent to use the relative increase in the number of authorized shares of common stock for anti-takeover purposes, and the proposed Certificate of Amendment is not part of a plan by the Board to adopt any anti-takeover provisions. However, if this Proposal 3 is approved by the stockholders, then a greater number of shares of our common stock would be available for such purpose than currently is available. The Company is not aware of any pending or threatened efforts to obtain control of the Company, and the Board has no present intent to authorize the issuance of additional shares of common stock to discourage such efforts if they were to arise.
Effect on Preferred Stock
Pursuant to our Certificate of Incorporation, our authorized stock includes 50,000,000 shares of preferred stock, par value $0.0001 per share. The Company does not have any shares of preferred stock outstanding. The proposed amendment to our Certificate of Incorporation to effect the Reverse Stock Split will not impact the total authorized number of shares of preferred stock or the par value of the preferred stock.
Cash Payment In Lieu of Fractional Shares
No fractional shares of common stock will be issued as a result of the Reverse Stock Split. In lieu of any fractional shares to which a stockholder of record would otherwise be entitled, the Company will pay cash (without interest and subject to withholding taxes, as applicable) equal to such fraction multiplied by the closing price of the common stock on the NYSE on the first business day immediately preceding the Effective Time (as adjusted in good faith by the Company to account for the reverse stock split ratio). After the Effective Time, a stockholder otherwise entitled to a fractional interest will not have any voting, dividend or other rights with respect to such fractional interest, except to receive such cash payment.
Additionally, under the escheat laws of the various jurisdictions where stockholders may reside, where the Company is domiciled or where the cash payment may be deposited, sums due for fractional interests that are not timely claimed after the Effective Time may be required to be paid to the designated agent for such jurisdiction, unless correspondence has been received by us or the transfer agent concerning ownership of such funds within the specified time period. Thereafter, stockholders otherwise entitled to receive such payments would need to seek them directly from the state to which they were paid.
Surf Air Mobility Inc.	32	2024 Proxy Statement

As of [•], 2024, there were [•] common stockholders of record. After the Effective Time, stockholders owning less than a whole share will no longer be stockholders. We do not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.
Procedure for Effecting a Reverse Stock Split
Beneficial holders of common stock. Stockholders who hold their shares through a bank, broker or other nominee will be treated in the same manner as registered stockholders who hold their shares in their names. Banks, brokers and other nominees will be instructed to effect the Reverse Stock Split for beneficial owners of such shares. However, banks, brokers or other nominees may implement different procedures than those to be followed by registered stockholders for processing the Reverse Stock Split, particularly with respect to the treatment of fractional shares. Stockholders whose shares of common stock are held in the name of a bank, broker or other nominee are encouraged to contact their bank, broker or other nominee with any questions regarding the procedures for implementing the Reverse Stock Split with respect to their shares.
Registered holders of common stock. Registered stockholders hold shares electronically in book-entry form under the direct registration system (i.e., do not have stock certificates evidencing their share ownership but instead have a statement reflecting the number of shares registered in their accounts) and, as a result, do not need to take any action to receive post-split shares. If they are entitled to receive post-split shares, they will automatically receive, at their address of record, a transaction statement indicating the number of post-split shares held following the Effective Time.
Material U.S. Federal Income Tax Consequences
The following is a summary of material U.S. federal income tax consequences of a Reverse Stock Split to stockholders. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, administrative rulings and judicial decisions, all as in effect on the date of this filing, and all of which are subject to change or differing interpretations, possibly with retroactive effect. Any such change or differing interpretation could affect the tax consequences described below.
We have not sought and will not seek an opinion of counsel or ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.
This summary is limited to stockholders that are U.S. holders, as defined below, and that hold our common stock as a capital asset (generally, property held for investment).
This summary is for general information only and does not address all U.S. federal income tax considerations that may be applicable to a holder’s particular circumstances or to holders that may be subject to special tax rules, such as, for example, brokers and dealers in securities, currencies or commodities, banks and financial institutions, regulated investment companies, real estate investment trusts, expatriates, tax-exempt entities, governmental organizations, traders in securities that elect to use a mark-to-market method of accounting for their securities, certain former citizens or long-term residents of the U.S., insurance companies, persons holding shares of our common stock as part of a hedging, integrated or conversion transaction or a straddle or persons deemed to sell shares of our common stock under the constructive sale provisions of the Code, persons that hold more than 5% of our common stock, persons that hold our common stock in an individual retirement account, 401(k) plan or similar tax-favored account, or partnerships or other pass-through entities for U.S. federal income tax purposes and investors in such entities. This summary does not address any U.S. federal tax consequences other than U.S. federal income tax consequences (such as estate or gift tax consequences), the Medicare tax on net investment income, the alternative minimum tax or any U.S. state, local or foreign tax consequences. This summary also does not address any U.S. federal income tax considerations relating to any transaction other than the Reverse Stock Split.
Surf Air Mobility Inc.	33	2024 Proxy Statement

For purposes of this summary, a “U.S. holder” means a beneficial owner of our common stock that is, for U.S. federal income tax purposes:
•	an individual who is a citizen or resident of the U.S.;
•	a corporation created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;
•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•
a trust if (1) it is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If an entity (or arrangement) classified as a partnership for U.S. federal income tax purposes holds shares of our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If a holder of our common stock is a partner of a partnership holding shares of our common stock, such holder should consult his or her own tax advisor.
This summary of certain U.S. federal income tax consequences is for general information only and is not tax advice. Stockholders are urged to consult their own tax advisor with respect to the application of U.S. federal income tax laws to their particular situation as well as any tax considerations of the proposed reverse stock split arising under other U.S. federal tax laws (such as the estate or gift tax laws) or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty.
The Reverse Stock Split is intended to be treated as a recapitalization for U.S. federal income tax purposes. Assuming the Reverse Stock Split qualifies as a recapitalization, except as described below with respect to cash received in lieu of a fractional share, a U.S. holder will not recognize any gain or loss for U.S. federal income tax purposes upon the Reverse Stock Split. In the aggregate, a U.S. holder’s tax basis in the common stock received pursuant to the Reverse Stock Split (excluding the portion of the tax basis that is allocable to any fractional share) will equal the U.S. holder’s tax basis in its common stock surrendered in the Reverse Stock Split in exchange therefor, and the holding period of the U.S. holder’s common stock received pursuant to the Reverse Stock Split will include the holding period of the common stock surrendered in the Reverse Stock Split in exchange therefor.
In general, a U.S. holder who receives a cash payment in lieu of a fractional share will recognize capital gain or loss equal to the difference between the amount of cash received in lieu of the fractional share and the portion of the U.S. holder’s tax basis of the common stock surrendered in the Reverse Stock Split that is allocable to the fractional share. Such gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period in its common stock surrendered in the Reverse Stock Split is more than one year as of the date of the Reverse Stock Split. The deductibility of net capital losses by individuals and corporations is subject to limitations. Depending on a stockholder’s individual facts and circumstances, it is possible that cash received in lieu of a fractional share could be treated as a distribution under Section 301 of the Code, so stockholders should consult their own tax advisors as to that possibility and the resulting tax consequences to them in that event.
U.S. holders that have acquired different blocks of our common stock at different times or at different prices are urged to consult their own tax advisors regarding the allocation of their aggregated adjusted basis among, and the holding period of, our common stock.
Information returns generally will be required to be filed with the IRS with respect to the payment of cash in lieu of a fractional share made pursuant to the Reverse Stock Split unless such U.S. holder is an exempt recipient and timely and properly establishes with the applicable withholding agent the exemption. In addition, payments of cash in lieu of a fractional share made pursuant to the Reverse Stock Split may, under certain circumstances, be subject to backup withholding, unless a U.S. holder timely provides to the applicable withholding agent proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with the applicable requirements of the backup withholding rules. Any amounts withheld under the backup withholding rules are not
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additional tax and may be refunded or credited against the U.S. holder’s U.S. federal income tax liability, provided that the U.S. holder timely furnishes the required information to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.
Accounting Consequences
The par value per share of our common stock will remain unchanged at $0.0001 per share following a Reverse Stock Split. As a result, as of the Effective Time, the stated capital on the Company’s balance sheets attributable to common stock will be reduced proportionally based on the Reverse Stock Split ratio, and the additional paid-in capital will be credited with the amount by which the capital is reduced. The net income or loss per share of common stock will be increased as a result of the fewer shares of common stock outstanding. The Reverse Stock Split will be reflected retroactively in our consolidated financial statements.
THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THIS PROPOSAL 3.
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Proposal 4 — Approval of the Surf Air Mobility Inc. Amended and Restated 2023 Equity Incentive Plan
Executive Summary
In order to continue to provide eligible officers, directors, employees, advisors and consultants of the Company and its subsidiaries with equity-based incentives, on April 19, 2024, the Board approved, subject to stockholder approval, the Surf Air Mobility Inc. Amended and Restated 2023 Equity Incentive Plan (the “Plan”). The Board is submitting the Plan to the stockholders for their approval at the Annual Meeting.
The 2023 Equity Incentive Plan originally became effective as of July 27, 2023 (the “Original Plan”). As of April 9, 2024, the following equity awards were outstanding under the Original Plan: 24,834,161 stock options (including 21,455,572 stock options that are contingent upon stockholder approval of this proposal as discussed below under “Specific Benefits under the Plan”), 5,445,566 unvested restricted shares, 1,413,629 restricted stock units and 3,651,798 performance-based restricted stock units (at target) and we did not have sufficient shares of common stock remaining available for new grants under the Original Plan. The Company believes a compensation policy that includes a balanced mix of cash and equity is the most effective way to attract and retain talented employees whose interests are aligned with stockholders. If the Plan is approved by our stockholders, the aggregate maximum number of shares of common stock that may be issued pursuant to stock awards will increase by 7,500,000 shares of common stock. Without approval of the Plan, the Company will be constrained in its ability to use equity as a component of its compensation philosophy, a result that would put the Company at a considerable competitive disadvantage to its direct and indirect competitors in attracting and retaining the special high level professional employees on which the Company’s success is largely dependent. Our employees are our most valuable asset, and we strive to provide them with compensation packages that are competitive, that reward personal and Company performance and that help meet our retention needs. Equity awards, whose value depends on our stock performance, and which require continued service over time before any value can be realized, help achieve these objectives and are a key element of our compensation program. Equity awards also incentivize our employees to manage our business as owners, aligning their interests with those of our stockholders. We believe we must continue to use equity compensation on a broad basis to help attract, retain and motivate employees to continue to grow our business and ultimately increase stockholder value. We operate in a competitive industry and geography for employee talent and do not expect required rates of compensation to decline. One alternative to using equity awards would be to significantly increase cash compensation. We do not believe this would be practical or advisable. We believe that a combination of equity and cash compensation is better for attracting, retaining and motivating employees. Any significant increase in cash compensation in lieu of equity awards would reduce the cash otherwise available for operations and investment in our business. Furthermore, we do not believe a more cash-oriented program would have the same long-term retention value or serve to align employees’ interests to those of our stockholders as effectively as a program that includes equity.
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When approving the Plan, the Board considered, among other things, the following:
•	potential dilution to its current stockholders as measured by burn rate and overhang (as described in “Key Data” below); and
•	the continued importance of motivating, recruiting, and retaining key employees who are highly sought after in a very competitive job market.
Reasons for the Proposal
The Board unanimously recommends that the Company’s stockholders approve the Plan. The Company’s ability to grant an appropriate number of equity-based awards continues to be crucial in helping the Company compete more effectively for key employee talent. It is in the long-term interest of the Company and its stockholders to strengthen the ability to attract, motivate, and retain officers, directors, employees, advisors and consultants, and to provide additional incentive for those persons through stock ownership and other incentives to improve operations, increase profits, and strengthen the mutuality of interest between those persons and the Company’s stockholders.
The number of shares initially reserved for issuance available under the Original Plan was determined in accordance with Compensdia’s recommendation for an 11% pool for equity awards (excluding certain 2,800,000 performance-based restricted stock units (“PRSUs”) granted prior to the direct listing). Accordingly, the 7,500,000 shares initially reserved for issuance available under the Original Plan were calculated assuming 40,000,000 shares of our common stock would be outstanding as of the date of our direct listing, based on an assumed opening price of our common stock of $24.61 per share (and net of 2,800,000 PRSUs). However, because the actual opening price as of the date of our direct listing was $5.00 per share, approximately 70,000,000 shares were outstanding as of such date. The proposed increase in the maximum number of shares of common stock available for issuance under the Plan pursuant to this proposal is intended, in part, to comply with the original Compensia recommendation and, along with the projected increases pursuant to the evergreen provision under the Plan, to provide us with sufficient shares to satisfy our estimated equity compensation needs for approximately two to three years.
If the Plan is not approved, the number of shares currently available under the Original Plan is not projected to be sufficient to cover all of our future equity compensation needs. Thus, if the Plan is not approved, we may not be able to provide persons eligible for awards who are presently providing services to the Company with compensation packages that are necessary to retain and motivate these individuals. In addition, if the Plan is not approved, we may not be able to provide potential new hires with compensation packages necessary to attract and motivate them. If approved, the Board believes that the [ ] shares requested under this proposal, along with the projected increases pursuant to the evergreen provision under the Plan, will be sufficient to fund the Company’s equity compensation needs for approximately two to three years.
Key Data
When approving the Plan, the Board considered the burn rate with respect to the equity awards granted by the Company, as well as the Company’s overhang. The burn rate is equal to the total number of equity awards the Company granted in a fiscal year divided by the weighted average common stock outstanding during the year. Overhang is equal to the total number of equity awards outstanding plus the total number of shares available for grant under the Company’s equity plans divided by the total common stock outstanding. The Company’s three-year average burn rate for the last three fiscal years was approximately 12.36% and the Company’s overhang as of April 9, 2024 was 14.98%. If the Plan is approved, the Company’s overhang would increase to 24.27%.
As of April 9, 2024, equity awards outstanding under the Original Plan and the Surf Air Global Limited 2016 Equity Incentive Plan (the “2016 Plan”), the only equity plans maintained by the Company, were approximately: 1,578,189 stock options, 82,993 unvested restricted shares, 80,454 restricted stock units and 0 performance-based restricted stock units (at target). As of April 9, 2024, the Company had 0 shares of common stock outstanding. No new awards may be granted under the 2016 Plan.
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As of April 9, 2024, the average weighted per share exercise price of all outstanding stock options was $4.04 and the weighted average remaining contractual term was 7.75 years.
Promotion of Good Corporate Governance Practices
The Plan provides for the following:
•	stock options and stock appreciation rights may not have a term in excess of ten years and may not be granted at a discount to the fair market value of our common stock on the grant date;
•
other than in connection with a change in the Company’s capitalization, the Company may not, without stockholder approval, (i) amend a stock option or stock appreciation right to reduce the exercise or grant price of such outstanding awards; (ii) cancel outstanding stock options or stock appreciation rights in exchange for options or stock appreciation rights with an exercise or grant price that is less than the exercise or grant price of the original options or stock appreciation rights; or (iii) cancel outstanding options or stock appreciation rights with an exercise or grant price above the current fair market value of a share of our common stock in exchange for cash or other securities.

•	the Company may not make a grant of any award with a grant date that is effective prior to the date the Administrator takes action to approve such award;
•	no excise tax gross-ups;
•	annual limits on equity compensation that may be awarded to non-employee directors;
•
dividend or dividend equivalent payments will be paid only at the time or times the vesting requirement(s) of the underlying award are satisfied; provided, however, that in no event will dividends or dividend equivalents be paid with respect to stock options and stock appreciation rights; and

•	the administrator may cancel outstanding awards or, in some cases, “claw back” awards previously granted in the event of a violation of the Company’s clawback policy.
Plan Summary
The following summary of the material terms of the Plan is qualified in its entirety by reference to the complete statement of the Plan, which is set forth in Appendix B to this Proxy Statement. Stockholders are encouraged to read the text of the Plan in its entirety.
Purpose
The Plan is intended to promote the success of the Company by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons and to enhance the alignment of the interests of the selected participants with the interests of the Company’s stockholders.
Administration
The “Administrator” of the Plan means the Board or one or more committees (or subcommittees, as the case may be) to which the Board or another committee, within its delegated authority, has delegated authority in accordance with the terms of the Plan. The Board has delegated authority to the Compensation Committee to administer the Plan. The Administrator has full discretionary authority, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, but not limited to, the authority to: (i) determine eligibility and, from among those persons determined to be eligible, determine the particular eligible persons who will receive an award under the Plan; (ii) grant awards to eligible persons, determine the price (if any) at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons (in the case of securities-based awards), determine the other specific terms and conditions of awards consistent with the express limits of the Plan, establish the installment(s) (if any) in which such awards will become exercisable or will vest (which may
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include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance-based exercisability or vesting requirements, determine the circumstances in which any performance-based goals (or the applicable measure of performance) will be adjusted and the nature and impact of any such adjustment, determine the extent (if any) to which any applicable exercise and vesting requirements have been satisfied, establish the events (if any) on which exercisability or vesting may accelerate (which may include, without limitation, retirement and other specified terminations of employment or services, or other circumstances), and establish the events (if any) of termination, expiration or reversion of such awards; (iii) approve the forms of any award agreements (which need not be identical either as to type of award or among participants); (iv) construe and interpret the Plan and any agreements defining the rights and obligations of the Company, its subsidiaries, and participants under the Plan, make any and all determinations under the Plan and any such agreements, further define the terms used in the Plan, and prescribe, amend and rescind rules and regulations relating to the administration of the Plan or the awards granted under the Plan; (v) cancel, modify, or waive the Company’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consent under the Plan; (vi) accelerate, waive or extend the vesting or exercisability, or modify or extend the term of, any or all such outstanding awards (in the case of options or stock appreciation rights, within the maximum term of such awards) in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a retirement or other termination of employment or services, or other circumstances) subject to any required consent under the Plan; (vii) adjust the number of shares of common stock subject to any award, adjust the price of any or all outstanding awards or otherwise waive or change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to the applicable terms and conditions of the Plan (and subject to the Plan’s no repricing provision); (viii) determine the date of grant of an award, which may be a designated date after but not before the date of the Administrator’s action to approve the award; (ix) determine whether, and the extent to which, adjustments are required pursuant to the terms and conditions of the Plan and take any other actions contemplated by the terms and conditions of the Plan in connection with the occurrence of certain changes in the Company’s capitalization; (x) acquire or settle rights under awards in cash, stock of equivalent value, or other consideration (subject to the no repricing provision of the Plan); and (xi) determine the fair market value of the common stock or awards under the Plan from time to time and/or the manner in which such value will be determined. All determinations or other actions made by the Administrator will be within the absolute discretion of the Administrator and are conclusive and binding on all persons.
Eligible Participants
Awards may be granted to directors, officers, employees, consultants, and advisors of the Company and its subsidiaries. As of April 9, 2024, approximately 805 employees (including 18 officers), six non-employee directors, and 80 consultants and advisors were eligible to participate in the Plan. Options intending to qualify as “incentive stock options” within the meaning of Section 422 of the Code may only be granted to employees of the Company or its subsidiaries.
Available Shares
Subject to adjustment for certain dilutive or related events, an additional 7,500,000 shares of common stock will be authorized for issuance under the Plan such that the aggregate maximum number of shares of common stock that may be issued pursuant to stock awards under the Plan, or the Share Limit, is 7,500,000 shares of common stock plus any shares of common stock subject to outstanding awards under the 2016 Plan as of July 27, 2023 that, after such date, are not paid, delivered or exercised before they expire or are canceled or terminated. The Share Limit will automatically increase on the first trading day in January of each calendar year during the term of the Plan, with the first such increase to occur in January 2025, by an amount equal to the lessor of (i) 5% of the total number of shares of common stock issued and outstanding on December 31 of the immediately preceding calendar year or (ii) such number of shares of common stock as may be established by the Board. The Share Limit will not be reduced if an award or any portion thereof expires, terminates, is canceled or forfeited without being settled or exercised, or if a stock appreciation right is settled in cash or otherwise without the issuance of shares of common stock. Shares that are exchanged by a participant or withheld by the Company as full or partial payment in connection with any award granted under the Plan, as well as any shares exchanged by a participant or withheld by the Company or one of its subsidiaries to satisfy the tax withholding obligations related to any award
Surf Air Mobility Inc.	39	2024 Proxy Statement

granted under the Plan, will not be counted against the Share Limit and will be available for subsequent awards under the Plan. To the extent that an award granted under the Plan is settled in cash or a form other than shares of common stock, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the Share Limit and will be available for subsequent awards under the Plan.
The aggregate maximum number of shares of common stock that may be issued on the exercise of incentive stock options is [•].
The maximum number of shares of common stock subject to those awards that are granted under the Plan during any one calendar year to an individual who, on the grant date of the award, is a non-employee director is the number of shares that produce a grant date fair value for the award that, when combined with (i) the grant date fair value of any other awards granted under the Plan during that same calendar year to that individual in his or her capacity as a non-employee director and (ii) the dollar amount of all other cash compensation payable by the Company to such non-employee director for his or her services in such capacity during that same calendar year (regardless of whether deferred and excluding any interest or earnings on any portion of such amount that may be deferred), is $750,000; provided that this limit is $950,000 as to (1) a non-employee director who is serving as the independent Chair of the Board or as a lead independent director at the time the applicable grant is made or (2) any new non-employee director for the calendar year in which the non-employee director is first elected or appointed to the Board.
Shares issued under the Plan may consist of authorized and unissued common stock of the Company or shares of common stock held as treasury stock.
Termination and Amendment
The Administrator may amend, suspend or terminate the Plan at any time, subject to stockholder approval if necessary to comply with any tax, or other applicable regulatory requirement. The Administrator may, to the extent consistent with the terms of any applicable award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any award theretofore granted or the associated award agreement, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any participant will not to that extent be effective without the consent of the affected participant, except as otherwise provided in the Plan. No awards may be granted after July 27, 2033, provided that incentive stock options may not be granted after the 10-year anniversary of the date the Board approved the Original Plan.
Awards
The Plan authorizes the Administrator to grant awards to eligible participants in the form of non-qualified stock options, incentive (qualified) stock options, stock appreciation rights (“SARs”), stock bonuses, restricted stock awards, restricted stock units, and other forms of awards, including cash-based awards, or any combination of the foregoing.
Stock Options
A stock option may be granted as an incentive stock option or a non-qualified stock option. The option exercise price may not be less than the fair market value of the stock subject to the option on the date the option is granted (or, with respect to incentive stock options, may not be less than 110% of the fair market value if the recipient owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any affiliate, or a Ten Percent Stockholder). Options will not be exercisable after the expiration of ten years from the date of grant (or after five years, in the case of an incentive stock option issued to a Ten Percent Stockholder). The purchase price of any shares acquired pursuant to an option may be payable in cash or shares of common stock valued at the fair market value at the time the option is exercised, by means of a broker-assisted cashless exercise mechanism, by means of a “net exercise” procedure effected by withholding the number of shares otherwise deliverable in respect of an option that are needed to pay the exercise price, by the rendering of services by the recipient of such award, or by notice and third party payment in such manner as may be authorized by the Administrator. The vesting schedule applicable to any option, including any performance conditions, and treatment on termination will be as set forth in the award agreement.
Surf Air Mobility Inc.	40	2024 Proxy Statement

Stock Appreciation Rights
A stock appreciation right or “SAR” is a right to receive a payment, in cash and/or common stock, equal to the excess of the fair market value of a specified number of shares of common stock on the date the SAR is exercised over the “base price” of the award, which base price will be set forth in the applicable award agreement and will not be less than 100% of the fair market value of a share of common stock on the date of grant of the SAR. The maximum term of a SAR will be ten (10) years.
Restricted Stock and Restricted Stock Units
Restricted shares are awards of shares, the grant, issuance, retention, vesting and/or transferability of which may be subject during specified periods of time to such conditions (including continued employment and/or the satisfaction of performance conditions) and terms as the Administrator deems appropriate. Restricted stock units, or RSUs, are an award denominated in units under which the issuance of shares (or cash payment in lieu thereof) is subject to such conditions (including continued employment and/or the satisfaction of performance conditions) and terms as the Administrator deems appropriate and as set forth in the applicable award agreement.
Other Awards
The Plan permits the grant of other forms of awards, including stock bonuses, performance stock, stock units, deferred shares, phantom stock, or similar rights to purchase or acquire shares, whether at a fixed or variable price (or no price) or fixed or variable ratio related to the common stock, as well as cash awards, all under such terms and conditions as the Administrator may determine and as set forth in the applicable award agreement.
Dividends and Dividend Equivalent Units
No dividends or dividend equivalents may be granted in connection with an option or stock appreciation right and no dividend or dividend equivalents granted in connection with another award will be paid or settled unless and until, and only to the extent that, the underlying award vests or is earned, as applicable.
Performance Criteria
The Administrator may establish performance criteria and level of achievement versus such criteria that will determine the number of shares or units to be granted, retained, vested, issued, or issuable under or in settlement of or the amount payable pursuant to an award, which criteria may be based on any objective or subjective performance goals the Administrator establishes with respect to an award. Performance goals may also relate to a participant’s individual performance.
Transferability
All awards are non-transferable and will not be subject to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance, or charge other than as required by applicable law unless the Administrator permits the award to be transferred in accordance with the terms of the Plan.
Adjustments of and Changes in the Stock
In the event of any change in the capitalization of the Company, the Administrator may make adjustments in a manner that it deems equitable and proportionate. Such adjustments may be to the number and type of shares reserved for issuance under the Plan, the number, amount and type of shares covered by awards then outstanding under the Plan, the securities, cash or other property deliverable upon exercise or payment of any outstanding awards, or the grant, purchase or exercise price of outstanding awards, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by the Plan and the then-outstanding awards.
In the event of a corporate transaction (as described in Section 7.2 of the Plan), the Administrator may make provision for a cash payment in settlement of, or for the termination, assumption, substitution or exchange of any or all outstanding awards or the cash,
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securities or property deliverable to the holder of any or all outstanding awards, based upon, to the extent relevant under the circumstances, the distribution or consideration payable to holders of the common stock upon or in respect of such event. Upon the occurrence of such a corporate transaction for which the Administrator has made provision for the award to be terminated (and the Administrator has not made a provision for the substitution, assumption, exchange or other continuation or settlement of the award): (1) unless otherwise provided in the applicable award agreement, each then-outstanding option and SAR will become fully vested, all shares of restricted stock then outstanding will fully vest free of restrictions, and each other award granted under the Plan that is then outstanding will become payable to the holder of such award (with any performance goals applicable to the award in each case being deemed met, unless otherwise provided in the award agreement, at the “target” performance level); and (2) each award (including any award or portion thereof that, by its terms, does not accelerate and vest in the circumstances) will terminate upon the related event; provided that the holder of an option or SAR will be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding vested options and SARs (after giving effect to any accelerated vesting required in the circumstances) in accordance with their terms before the termination of such awards (except that in no case will more than ten days’ notice of the impending termination be required and any acceleration of vesting and any exercise of any portion of an award that is so accelerated may be made contingent upon the actual occurrence of the event).
Without limiting the preceding paragraph, in connection with any event referred to in the preceding paragraph or any change in control event defined in any applicable award agreement, the Administrator may, in its discretion, provide for the accelerated vesting of any award or awards as and to the extent determined by the Administrator in the circumstances.
The Administrator may adopt such valuation methodologies for outstanding awards as it deems reasonable in the event of a cash or property settlement and, in the case of options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the award. In the case of an option, SAR or similar right as to which the per share amount payable upon or in respect of such event is less than or equal to the exercise or base price of the award, the Administrator may terminate such award in connection with a corporate transaction without any payment in respect of such award.
In the event of a corporate transaction, the administrator may take such action as is authorized by the Plan prior to such event (as opposed to on the occurrence of such event) to the extent that the Administrator deems the action necessary to permit the eligible person to realize the benefits intended to be conveyed with respect to the underlying shares. Without limiting the generality of the foregoing, the Administrator may deem an acceleration and/or termination to occur immediately prior to the applicable event and, in such circumstances, will reinstate the original terms of the award if an event giving rise to an acceleration and/or termination does not occur.
U.S. Federal Income Tax Consequences
The following discussion of the federal income tax consequences of the Plan is intended to be a summary of applicable federal law as currently in effect. It should not be taken as tax advice by participants, who are urged to consult their individual tax advisors.
Stock Options
Incentive stock options (“ISOs”) and nonstatutory stock options (“NQSOs”) are treated differently for federal income tax purposes. ISOs are intended to comply with the requirements of Section 422 of the Code. NQSOs do not comply with such requirements.
An optionee is not taxed on the grant or exercise of an ISO. The difference between the exercise price and the fair market value of the shares on the exercise date (the “Spread Value”) will, however, be a preference item for purposes of the alternative minimum tax. If an optionee holds the shares acquired upon exercise of an ISO for at least two years following the option grant date and at least one year following exercise, the optionee’s gain, if any, upon a subsequent disposition of such shares is long term capital gain. The measure of the gain is the difference between the proceeds received on disposition and the optionee’s basis in the shares (which generally equals the exercise price). If an optionee disposes of stock acquired pursuant to the exercise of an ISO before satisfying these holding periods and there is Spread Value, the optionee will recognize both ordinary income and capital gain on the
Surf Air Mobility Inc.	42	2024 Proxy Statement

Spread Value in the year of disposition. The Company is not entitled to an income tax deduction on the grant or exercise of an ISO or on the optionee’s disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will be entitled to a deduction in the year the optionee disposes of the shares in an amount equal to the ordinary income recognized by the optionee.
In order for an option to qualify for ISO tax treatment, the grant of the option must satisfy various other conditions more fully described in the Code. The Company does not guarantee that any option will qualify for ISO tax treatment even if the option is intended to qualify for such treatment. In the event an option intended to be an ISO fails to so qualify, it will be taxed as an NQSO as described below.
An optionee is not taxed on the grant of an NQSO. On exercise, the optionee recognizes ordinary income equal to the Spread Value on the date of exercise. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income. The optionee’s gain (or loss) on a subsequent disposition of the shares is long term capital gain (or loss) if the shares are held for more than one year following exercise. The Company does not receive a deduction for any such gain.
Stock Appreciation Rights
An optionee is not taxed on the grant of a stock appreciation right. On exercise, the optionee recognizes ordinary income equal to the Spread Value on the amount of any cash paid or the fair market value of any shares received. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income.
Restricted Stock and Restricted Stock Units
Grantees of restricted stock or restricted stock units do not recognize income at the time of the grant. When the award vests, grantees generally recognize ordinary income in an amount equal to the fair market value of the stock or stock units at such time, and the Company will receive a corresponding deduction. However, no later than 30 days after a participant receives an award of restricted stock, the participant may elect to recognize taxable ordinary income in an amount equal to the fair market value of the shares at the time of receipt. Provided that the election is made in a timely manner, when the restrictions on the shares lapse, the participant will not recognize any additional income. If the participant forfeits the shares to the Company (e.g., upon the participant’s termination prior to vesting), the participant may not claim a deduction with respect to the income recognized as a result of the election.
Company Deduction and Section 162(m)
Section 162(m) of the Code generally limits the federal income tax deduction for compensation paid to “covered employees” (in general, the CEO, the CFO, and the three other most highly-compensated executive officers for the year at issue and any person who was part of that group for any other year beginning after December 31, 2016) to $1,000,000. Thus, certain compensation attributable to awards may be nondeductible to the Company due to the application of Section 162(m) of the Code.
Withholding Taxes
The Company will generally be required to withhold applicable taxes with respect to any ordinary income recognized by a participant who is an employee in connection with awards made under the Plan. Whether or not such withholding is required, the Company will make such information reports to the Internal Revenue Service as may be required with respect to any income (whether or not that of an employee) attributable to transactions involving awards.
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Plan Benefits; Market Value of Securities
Specific Benefits Under the Plan
The Administrator has approved certain stock option awards under the Plan with an exercise price of $0.88 per share that are contingent on stockholder approval of this proposal. These grants are set forth in the following table. If stockholders do not approve this proposal, these grants will be forfeited, and we will not be able to grant the equity incentives we believe are necessary to provide retention incentives.
Name and Position	Number of Options Granted (#)
R. Stanley Little Chief Executive Officer	0
Deanna White Former Chief Financial Officer	1,100,000
Sudhin Shahani Former Chief Executive Officer	6,380,808
All other employees	12,668,783
Surf Air Mobility Inc.	44	2024 Proxy Statement

Aggregate Past Grants Under the Plan
The benefits that will be awarded or paid in the future under the Plan are not currently determinable. Such awards are within the discretion of the Administrator, and the Administrator has not determined future awards or who might receive them. However, each non-employee director is expected to receive an annual award of restricted stock units on the date of the 2024 Annual Meeting of Stockholders with a target value of approximately $165,000. As of April 9, 2024, the closing price of a share of the Company’s common stock was $0.862. The following table sets forth, with respect to the individuals and groups named below: the aggregate number of shares of common stock subject to options (including the contingent stock options) granted under the Original Plan (whether or not outstanding, vested or forfeited, as applicable) as of April 9, 2024, and the aggregate number of shares subject to awards of restricted stock units granted under the Original Plan, including those subject to achievement of performance conditions reported at target (whether or not outstanding, vested or forfeited, as applicable) as of April 9, 2024.
Name of Individual or Group	Number of Options Granted (#)	Number of Shares subject to Stock Awards (#)
R. Stanley Little Chief Executive Officer	0	1,446,028
Deanna White Former Chief Financial Officer	1,686,952	650,000
Sudhin Shahani Co-Founder and Director	6,380,808	5,207,932
All current executive officers as a group	8,067,760	6,653,960
All current non-employee directors as a group	1,306,381	639,394
Each nominee for election as a director	100,000	209,524
Each associate of any such directors, executive officers, or nominees	0	917,295
Each other person who received or is to receive five percent of such options, warrants or rights	0	0
All other current employees (including all current officers who are not executive officers) as a group	15,695,547	5,929,337
Registration With the SEC
We intend to file with the SEC a registration statement on Form S-8 covering the shares reserved for issuance under the Plan in 2024 following the annual meeting.
Required Vote
The affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote on the proposal is required for the approval of the Plan.
Recommendation of the Board
The Board unanimously recommends that you vote “FOR” the approval of the Company’s Amended and Restated 2023 Equity Incentive Plan.
Surf Air Mobility Inc.	45	2024 Proxy Statement

Transactions with Related Persons
Policies and Procedures Regarding Related Party Transactions
Our Board has adopted a written Related Person Transactions Policy that sets forth the Company’s policies and procedures regarding the identification, review, consideration and oversight of “related person transactions.” For purposes of our policy, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which (i) the Company (including any of its subsidiaries) was, is or will be a participant, (ii) the aggregate amount involved exceeds or may be expected to exceed the lesser of $120,000 or 1% of the average of the Company’s total assets at year-end for the last two completed fiscal years and (iii) a related person has or will have a direct or indirect material interest.
Subject to certain limitations, transactions involving compensation for services provided to the Company as an employee or director will not be considered related person transactions under this policy. A related person is any executive officer, director, nominee to become a director or a holder of more than 5% of any class of our voting securities (including the common stock), including any of their immediate family members and affiliates, including entities owned or controlled by such persons. A related person is also someone who has a position or relationship with any firm, corporation or other entity that engages in the transaction if (i) such person is employed or is a general partner or principal or in a similar position with significant decision making influence, or (ii) the direct or indirect ownership by such person and all other foregoing persons, in the aggregate, is 10% or greater in another person that is party to the transaction.
Under the policy, any related person, or any director, officer or employee of the Company who knows of the transaction, must report the information regarding the proposed related person transaction to our Chief Financial Officer and chairperson of the Audit Committee for review. To identify related person transactions in advance, we will rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related person transactions, the Audit Committee will take into account the relevant available facts and circumstances, which may include, but are not limited to:
•	the nature of the related person’s interest in the transaction;
•	the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
•	the terms of the transaction;
•	the availability of other sources for comparable services or products; and
•	the terms available to or from, as the case may be, unrelated third parties.
Surf Air Mobility Inc.	46	2024 Proxy Statement

Certain Relations and Related Party Transactions
Park Lane
Park Lane Investments, LLC (“Park Lane”) is an entity owned by a family member of Liam Fayed, an officer and co-founder of Surf Air Global Limited (“SAGL”), a subsidiary of the Company. Park Lane owns four aircraft which it leases, via TVPX ARS (“TVPX”), as trustee for the aircraft, to SAGL. Pursuant to leases entered into with TVPX on July 11, 2019 and August 1, 2020 (each as amended on August 1, 2022, June 16, 2023 and February 1, 2024), SAGL pays monthly lease payments of $25,000 for each aircraft. Under the terms of these agreements, SAGL also owes to TVPX, as supplemental rent, (i) as and when due, any other amount that it is obligated to pay to TVPX or others under the lease and (ii) interest accruing on rent not paid when due, until paid. Each lease is scheduled to expire on January 31, 2025.
As of December 31, 2019, the Company owed to Park Lane $6.0 million (in principal and interest) for short-term loans made by Park Lane to SAGL during 2019. On April 7, 2020, SAGL issued a convertible secured promissory note to Park Lane, pursuant to which the $7.1 million in loans made by Park Lane to SAGL were exchanged for a secured convertible loan in the amount of $7.5 million, bearing interest of 6.0% per annum due 2022. On December 15, 2020, principal and accrued interest on the secured promissory note of $7.6 million were converted into a total of 14,276,406 SAGL redeemable convertible preferred shares. On May 24, 2021, Park Lane contributed the remaining $0.4 million of the $7.5 million secured promissory note, which was converted to 834,566 SAGL redeemable convertible shares. During 2021, Park Lane purchased an additional 9,442,871 SAGL redeemable convertible preferred shares for $5.0 million. In connection with the direct listing, Park Lane’s 24,553,832 SAGL redeemable convertible preferred shares were converted and Park Lane received 1,096,147 shares of our common stock.
Park Lane SAFE
On May 17, 2022, SAGL and Park Lane entered into a simple agreement for future equity (the “Park Lane SAFE”), pursuant to which Park Lane provided SAGL with an investment advance of $7.5 million (the “Issue Price”). Under the terms of the Park Lane SAFE, Park Lane would receive shares of our common stock upon the occurrence of (i) an initial public offering; (ii) a direct listing; (iii) the consummation of the business combination and related transactions; (iv) a change in control (as defined therein); or (v) by May 17, 2024. In the case of an initial public offering or direct listing, the number of shares of our common stock to be issued would be calculated based on a conversion price of 65% of the opening trading price of our common stock. In connection with the direct listing, the Park Lane SAFE was converted and Park Lane received 2,307,692 shares of our common stock.
LamVen and LamJam
LamVen LLC (“LamVen”) is an entity owned by Mr. Fayed, and LamJam II LLC (“LamJam”) is an entity co-owned by Mr. Fayed and a family member of Mr. Fayed.
As of December 31, 2020, SAGL owed $2.3 million (in principal and interest) to LamVen for expenses incurred on SAGL’s behalf. As of such date, this amount was extinguished through the issuance of 4,370,452 SAGL convertible preferred shares. In connection with the direct listing, LamVen’s 4,370,452 SAGL redeemable convertible preferred shares were converted and LamVen received 224,351 shares of our common stock.
In 2021, SAGL issued an aggregate of $4.45 million of 8.25% convertible notes due 2022 to LamJam (the “LamJam Note”). During 2022, the LamJam Note was converted into 17,373,521 SAGL redeemable convertible preferred shares. In connection with the direct listing, LamJam’s 17,373,521 SAGL redeemable convertible preferred shares were converted and LamJam received 775,599 shares of our common stock.
During 2017 and 2018, SAGL issued an aggregate of $3.5 million of 22.0% convertible notes due 2022 to LamVen. As of December 31, 2022, these notes remained outstanding. The maturity date of these notes were extended to December 2023. During
Surf Air Mobility Inc.	47	2024 Proxy Statement

2022, SAGL issued an aggregate of $1.3 million of 8.25% convertible notes due 2022 to LamVen (the “LamVen Note”). During 2022, the LamVen Note was converted into 4,940,258 SAGL redeemable convertible preferred shares. In connection with the direct listing, LamVen’s 4,940,258 SAGL redeemable convertible preferred shares were converted and LamVen received 220,546 shares of our common stock.
Term Notes
On November 12, 2022, as amended and restated on November 30, 2022, SAGL entered into a term note agreement, effective October 31, 2022, to receive $4.5 million from LamVen. SAGL received $4.5 million as of December 31, 2022. The note is scheduled to mature on the earlier of April 30, 2024 or the date on which the note is accelerated due to default, as provided for in the agreement. Interest is due upon maturity at a rate of 8.25% per annum until the note is paid in full at maturity or upon acceleration by prepayment. During any period that an event of default has occurred and is continuing, the note will accrue interest at 15.0% or the highest contract rate permitted by law.
On January 18, 2023, SAGL entered into a $1.65 million term note agreement with LamJam, effective January 10, 2023. SAGL received$1.65 million from LamJam as of the effective date of the term note agreement.
On April 1, 2023, SAGL entered into a term note agreement to receive $3.5 million from LamJam. SAGL received $3.5 million from LamJam as of June 30, 2023. On June 15, 2023, SAGL issued 9,932,241 SAGL redeemable convertible preferred shares in repayment of amounts owed under the $1.65 million term note agreement and the $3.5 million term note agreement with LamJam. In connection with the direct listing, LamJam’s 9,932,241 SAGL redeemable convertible preferred shares were converted and LamJam received 443,401 shares of our common stock.
On January 18, 2023, SAGL entered into a $1.0 million term note agreement with LamVen, effective December 14, 2022. SAGL received $0.4 million from LamVen as of the effective date of the term note agreement and $0.6 million in 2023. The note is scheduled to mature on the earlier of April 30, 2024 or the date on which the note is accelerated due to default, as provided for in the agreement. Interest is due upon maturity at a rate of 8.25% per annum until the note is paid in full at maturity or upon acceleration by prepayment. During any period that an event of default has occurred and is continuing, the note will accrue interest at 15.0% or the highest contract rate permitted by law.
SAGL entered into a term note agreement to receive $3.4 million from LamVen dated as of April 1, 2023. SAGL received $3.4 million from LamVen. The note is scheduled to mature on the earlier of April 30, 2024 or the date on which the note is accelerated due to default, as provided for in the agreement. Interest is due upon maturity at a rate of 10.0% per annum until the note is paid in full at maturity or upon acceleration by prepayment. During any period that an event of default has occurred and is continuing, the note will accrue interest at 15.0% or the highest contract rate permitted by law.
SAGL entered into a $4.6 million term note agreement with LamVen, dated as of May 22, 2023. SAGL received $4.6 million from LamVen as of May 15, 2023. The note is scheduled to mature on the earlier of April 30, 2024 or the date on which the note is accelerated due to default, as provided for in the agreement. Interest is due upon maturity at a rate of 10.0% per annum until the note is paid in full at maturity or upon acceleration by prepayment. During any period that an event of default has occurred and is continuing, the note will accrue interest at 15.0% or the highest contract rate permitted by law.
SAGL entered into a $5.0 million grid note agreement with LamVen, dated as of June 15, 2023, which was subsequently amended to increase the principal amount to $25.0 million as of April 15, 2024. SAGL has received $19.7 million from LamVen as of April 15, 2024. The note is scheduled to mature on the earlier of April 30, 2024 or the date on which the note is accelerated due to default, as provided for in the agreement. Interest is due upon maturity at a rate of 10.0% per annum until the note is paid in full at maturity or upon acceleration by prepayment. During any period that an event of default has occurred and is continuing, the note will accrue interest at 15.0% or the highest contract rate permitted by law.
Surf Air Mobility Inc.	48	2024 Proxy Statement

SAFEs
On May 17, 2022, SAGL and LamVen entered into a simple agreement for future equity (the “LamVen SAFE”), pursuant to which LamVen provided SAGL with an investment advance of $7.5 million. Under the terms of the LamVen SAFE, LamVen would receive shares of our common stock upon the occurrence of (i) an initial public offering, (ii) a direct listing, (iii) the consummation of the business combination and related transactions, (iv) a change in control (as defined therein) or (v) by May 17, 2024. In the case of an initial public offering or direct listing, the number of shares of our common stock to be issued would be calculated based on a conversion price of 65% of the opening trading price of our common stock.
In connection with the direct listing, the LamVen SAFE was converted and LamVen received 2,307,692 shares of our common stock.
On June 15, 2023, SAGL and LamJam entered into a simple agreement for future equity (the “Lam Jam SAFE”), pursuant to which LamJam provided SAGL with an investment advance of $6.9 million (the “Issue Price”), of which $3.47 million was funded through the cancellation of promissory notes owing by the Company to LamVen, and $3.47 million was funded in cash. Under the terms of the LamJam SAFE, LamJam would shares of our common stock upon the occurrence of (i) an initial public offering, (ii) a direct listing, (iii) the consummation of the business combination and related transactions, (iv) a change in control (as defined therein) or (v) by June 15, 2025. In the case of an initial public offering or direct listing, the number of shares of our common stock to be issued would be calculated based on a conversion price of 65% of the opening trading price of our common stock. In connection with the direct listing, the LamJam SAFE was converted and LamJam received 2,132,608 shares of our common stock.
Indemnification Agreements
Our Amended and Restated Certificate of Incorporation contains provisions limiting the liability of directors to the fullest extent permitted by Delaware law, and our Amended and Restated Bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted under Delaware law. Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws also provide our board of directors with discretion to indemnify our employees and other agents when determined appropriate by the board. In addition, we have entered or will enter into an indemnification agreement with each of our directors and executive officers, which requires us to indemnify them in certain circumstances.
Loans to Officers and Directors
On May 26, 2023, the Company approved the forgiveness of certain promissory notes associated with the issuance of restricted stock purchase agreements (“RSPAs”) to executives and directors. The Company also provided bonuses to pay for interest and tax associated with the issuance of these shares in the amount of $0.1 million. The forgiveness of these promissory notes resulted in an immaterial additional stock-based compensation expense as of June 30, 2023.
Subsequent to June 30, 2023, and prior to the Company’s direct listing, the Company’s board of directors determined that the remaining vesting requirements applicable to previously granted executive RSPA awards had been satisfied, in connection our direct listing. This resulted in the recognition of $21.8 million in previously unrecognized stock-based compensation expense during the third quarter of 2023.
Delinquent Section 16(a) Reports
Under Section 16(a) of the Exchange Act and SEC rules, our directors, executive officers and beneficial owners of more than 10% of any class of equity security are required to file periodic reports of their ownership, and changes in that ownership, with the SEC.
Based solely on a review of the reports filed for fiscal year 2023 and related written representations, we believe that all Section 16(a) reports were filed on a timely basis, except that, due to an administrative error, certain shares held in trust were inadvertently omitted from Stan Little’s initial Form 3 and two subsequent Forms 4.
Surf Air Mobility Inc.	49	2024 Proxy Statement

Proposals of Stockholders and Director Nominations for 2025 Annual Meeting
Requirements for Proposals to be Considered for Inclusion in Proxy Materials. For your proposal to be considered for inclusion in the proxy statement for our 2025 annual meeting of stockholders, your written proposal must be received by our Corporate Secretary at our principal executive offices no later than December 30, 2024, and must comply with Rule 14a-8 under the Exchange Act regarding the inclusion of stockholder proposals in Company-sponsored proxy materials. If we change the date of the 2025 annual meeting of stockholders by more than 30 days from the anniversary of this year’s Annual Meeting, your written proposal must be received within a reasonable time before we begin to print and mail our proxy materials for the 2025 annual meeting of stockholders.
Nominations of Director Candidates and Proposals Not Intended for Inclusion in Proxy Materials. If you intend to nominate an individual for election to our Board at our 2025 annual meeting of stockholders or wish to present a proposal at the 2025 annual meeting of stockholders but do not intend for such proposal to be included in the proxy statement for such meeting, our Bylaws require that, among other things, stockholders give written notice of the nomination or proposal to our Corporate Secretary at our principal executive offices no later than the close of business on March 27, 2025 (the 90th day prior to the first anniversary of the date of the preceding year’s annual meeting) nor earlier than the close of business on February 25, 2025 (the 120th day prior to the first anniversary of the date of the preceding year’s annual meeting) for the Annual Meeting. Notwithstanding the foregoing, in the event that we change the date of the 2025 annual meeting of stockholders to a date that is more than 30 days before or more than 70 days after the anniversary of the Annual Meeting, then the written notice must be given not later than the ninetieth (90th) day prior to such annual meeting or, if later, the tenth (10th) day following the day on which public announcement of the date of such annual meeting was first made. Stockholder proposals not intended to be included in the proxy statement or nominations for director candidates that do not meet the notice requirements set forth above and further described in Section 2.14 of our Bylaws will not be acted upon at the 2025 annual meeting of stockholders.
In addition, a stockholder who intends to solicit proxies in support of director nominees other than the Company’s nominees at the 2025 annual meeting of stockholders must provide written notice to our Corporate Secretary setting forth the information required by Rule 14a-19 under the Exchange Act, unless the required information has been provided in a preliminary or definitive proxy statement previously filed by the stockholder. Such written notice must be provided in accordance with Rule 14a-19 no later than April 28, 2025. If we change the date of the 2025 annual meeting of stockholders by more than 30 days from the date of this year’s annual meeting, your written notice must be received by the later of 60 days prior to the date of the 2025 annual meeting of stockholders or the 10th calendar day following the day on which public announcement of the date of the 2025 annual meeting of stockholders is first made. The notice requirement under Rule 14a-19 is in addition to the applicable notice requirements under our Bylaws as noted above.
Surf Air Mobility Inc.	50	2024 Proxy Statement

Other Matters
We do not know of any other matter that will be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting or any adjournment(s) or postponement(s) thereof, which may properly be acted upon, the proxyholders named in the proxies solicited by the Board will have the authority to vote all proxies received with respect to such matters in their discretion, and it is their intention to vote such proxies in accordance with the recommendation of the Board.
Householding
As permitted by the Exchange Act, only one copy of our proxy materials is being delivered to stockholders of record residing at the same address unless such stockholders have notified us of their desire to receive multiple copies of our proxy materials. This is known as householding. We will promptly deliver, upon oral or written request, a separate copy of the proxy materials to any stockholder residing at an address to which only one copy was mailed. Stockholders who currently receive multiple copies of proxy materials at their address and would like to request householding of their communications should contact us. Requests for additional copies or requests for householding for this year or future years should be directed in writing to Householding Department of Broadridge Financial Solutions, Inc. at 51 Mercedes Way, Edgewood, New York 11717, or at 1-866-540-7095.
Annual Report to Stockholders
Our 2023 Annual Report on Form 10-K for the year ended December 31, 2023 (the “2023 Annual Report”) has been posted on our corporate website at https://investors.surfair.com/ and on the Internet at www.proxyvote.com. Stockholders receiving a printed copy of this Proxy Statement have also received a copy of our 2023 Annual Report. We will provide, without charge, a copy of our 2023 Annual Report for the fiscal year ended December 31, 2023 (including the financial statements but excluding the exhibits thereto) upon the written request of any stockholder of record or beneficial owner of our common stock. Requests should be directed to our Corporate Secretary at the following address:
Surf Air Mobility Inc.
12111 S. Crenshaw Boulevard
Hawthorne, California 90250
Surf Air Mobility Inc.	51	2024 Proxy Statement

Questions and Answers About the Proxy Materials and Annual Meeting
What items of business will be voted on at the Annual Meeting?
The items of business scheduled to be voted on at the Annual Meeting are:
1.
The election of the two Class A director nominees named in this Proxy Statement to serve until our 2027 annual meeting of stockholders and until their respective successors are duly elected and qualified (“Proposal 1”); and

2.	The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2024 (“Proposal 2”).
3.
Approval of an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our common stock at a reverse stock split ratio ranging from 2:1 to 10:1, inclusive (“Proposal 3”).

4.	Approval of the Surf Air Mobility Inc. Amended and Restated 2023 Equity Incentive Plan (“Proposal 4”).
Stockholders will also be asked to consider and transact such other business as may properly come before the Annual Meeting or any postponement or adjournment of the meeting.
How does the Board of Directors recommend I vote on these proposals?
Our Board recommends that you vote your shares:
1.	“FOR ALL” of the following director nominees named in this Proxy Statement to be elected to the Board: Tyrone Bland and Bruce Hack; and
2.	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2024.
3.
“FOR” approval of the amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our common stock at a reverse stock split ratio ranging from 2:1 to 10:1, inclusive.

4.	“FOR” approval of the Surf Air Mobility Inc. Amended and Restated 2023 Equity Incentive Plan.
Who is entitled to vote?
Only stockholders of record at the close of business on April 26, 2024 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were [   ] shares of our common stock outstanding and entitled to vote at the Annual Meeting.
Surf Air Mobility Inc.	52	2024 Proxy Statement

What is the difference between a “beneficial owner” and a “stockholder of record”?
Whether you are a “beneficial owner” or a “stockholder of record” with respect to your shares depends on how you hold your shares:
•
Beneficial Owners. Most of our stockholders hold their shares through a broker, bank, or other nominee (that is, in “street name”) rather than directly in their own names. If you hold shares in street name, you are a “beneficial owner” of those shares, and the proxy materials, together with a voting instruction form, will be forwarded to you by your broker, bank or other nominee.

•
Stockholders of Record. If you hold shares directly in your name with our stock transfer agent, Equiniti Trust Company, LLC, you are considered the “stockholder of record” with respect to those shares, and the proxy materials, together with a proxy card, have been sent directly to you by the Company.

Can I attend the Annual Meeting?
We will be hosting the Annual Meeting live via the Internet. You will not be able to attend the Annual Meeting in person. Any stockholder can listen to and participate in the Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/SRFM2024. Our Board annually considers the appropriate format of our annual meeting. Our virtual annual meeting allows stockholders to submit questions and comments before and during the meeting. After all proposals are presented at the meeting, we will spend up to 15 minutes answering stockholder questions that comply with the meeting rules of conduct, which will be posted on the virtual meeting web portal. To the extent time doesn’t allow us to answer all of the appropriately submitted questions, we will answer them in writing on our investor relations website, at https://investors.surfair.com/, soon after the meeting. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.
The Annual Meeting webcast will begin promptly at 2:00 p.m., Pacific Time. We encourage you to access the Annual Meeting webcast prior to the start time. Online check-in will begin, and stockholders may begin submitting written questions, at 1:45 p.m., Pacific Time, and you should allow ample time for the check-in procedures.
What do I need in order to be able to participate in the Annual Meeting?
You will need the control number included on your proxy card or voting instruction form in order to be able to vote your shares or submit questions during the Annual Meeting. If you do not have your control number, you will be able to access and listen to the Annual Meeting, but you will not be able to vote your shares or submit questions during the Annual Meeting.
Stockholders of record as of the close of business on the record date are entitled to participate in and vote at the Annual Meeting. To participate in the Annual Meeting, including to vote and ask questions, stockholders of record should go to the meeting website at www.virtualshareholdermeeting.com/SRFM2024, enter the 16-digit control number found on your proxy card or Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”), and follow the instructions on the website. If your shares are held in street name and your voting instruction form or Notice of Internet Availability indicates that you may vote those shares through the http://www.proxyvote.com website, then you may access, participate in, and vote at the annual meeting with the 16-digit access code indicated on that voting instruction form or Notice of Internet Availability. Otherwise, stockholders who hold their shares in street name should contact their bank, broker or other nominee (preferably at least 5 days before the annual meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the annual meeting.
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting or submitting questions. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the log in page at www.virtualshareholdermeeting.com/SRFM2024.
Why is the Company holding the Annual Meeting virtually?
We are embracing technology to provide expanded access, improved communication, reduced environmental impact and cost savings for our stockholders and the Company. Hosting a virtual meeting enables increased stockholder attendance and participation since stockholders can participate and ask questions from any location around the world and provides us an opportunity to give thoughtful
Surf Air Mobility Inc.	53	2024 Proxy Statement

responses. In addition, we intend the virtual meeting format to provide stockholders with a similar level of transparency to the traditional in-person meeting format, and we take steps to provide such an experience. Our stockholders will be afforded the same opportunities to participate at the virtual Annual Meeting as they would at an in-person annual meeting of stockholders.
How do I vote and what are the voting deadlines?
•
Beneficial Owners. If you are a beneficial owner of your shares, you should have received the proxy materials and voting instruction form from the broker, bank or other nominee holding your shares. You should follow the instructions in the voting instruction form in order to instruct your broker, bank or other nominee on how to vote your shares. The availability of telephone and Internet voting will depend on the voting process of the broker, bank or nominee. You may also vote your shares while participating in the Annual Meeting. Instructions on how to vote while participating in the Annual Meeting live via the Internet are posted at www.virtualshareholdermeeting.com/SRFM2024.

•	Stockholders of Record. If you are a stockholder of record, there are several ways to direct how your shares are voted at the Annual Meeting.
Via the Internet. You may submit a proxy over the Internet at www.proxyvote.com, 24 hours a day, seven days a week. You will need the control number included on your proxy card. Proxies submitted through the Internet must be received by 11:59 p.m., Eastern Time, on June 24, 2024.
By Telephone. You may submit a proxy using a touch-tone telephone by calling 1-800-690-6903, 24 hours a day, seven days a week. You will need the control number included on your proxy card. Proxies submitted by telephone must be received by 11:59 p.m., Eastern Time, on June 24, 2024.
By Mail. You may direct how your shares are voted at the Annual Meeting by completing, signing and dating each proxy card received and returning it in the prepaid envelope. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail must be received no later than June 24, 2024 to be voted at the Annual Meeting.
During the Annual Meeting. Instructions on how to vote while participating in the Annual Meeting live via the Internet are posted at www.virtualshareholdermeeting.com/SRFM2024.
If you submit a proxy via the Internet or by telephone, your voting instructions authorize the proxy holders in the same manner as if you signed, dated and returned your proxy card. If you submit a proxy via the Internet or by telephone, you do not need to return your proxy card.
Can I revoke or change my vote after I submitted my proxy?
•
Beneficial Owners. If you are a beneficial owner of your shares, you must contact the broker, bank or other nominee holding your shares and follow their instructions for revoking or changing your vote.

•	Stockholders of Record. If you are a stockholder of record, you may change or revoke a previously submitted proxy at any time before it is voted at the Annual Meeting by:
•	signing and returning a new proxy card with a later date;
•	submitting a later-dated vote by telephone or via the Internet – only your latest Internet or telephone proxy received by 11:59 p.m., Eastern Time, on June 24, 2024, will be counted;
•	participating in the Annual Meeting live via the Internet and voting your shares electronically at the Annual Meeting; or
•	delivering a written revocation to our Corporate Secretary at the address above to be received before the voting at the Annual Meeting.
Surf Air Mobility Inc.	54	2024 Proxy Statement

How will my shares be voted if I do not provide specific voting instructions in the proxy I submit?
If you are a stockholder of record and you submit a signed proxy but do not indicate your specific voting instructions on one or more of the proposals listed in the Notice of Annual Meeting of Stockholders accompanying this Proxy Statement, your shares will be voted as recommended by our Board on those proposals and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.
How many shares must be present or represented to conduct business at the Annual Meeting?
The holders of a majority of our shares of common stock issued and outstanding on the Record Date and entitled to vote at the Annual Meeting, present or represented by proxy at the Annual Meeting, will constitute a quorum for the transaction of business at the Annual Meeting and any postponements or adjournments thereof. If you submit a proxy or voting instructions, your shares will be counted for purposes of determining the presence or absence of a quorum, even if you abstain from voting your shares. If a broker indicates on a proxy that it lacks discretionary authority to vote your shares on a particular matter, commonly referred to as “broker non-votes,” those shares will also be counted for purposes of determining the presence of a quorum at the Annual Meeting. If a quorum is not present, our Bylaws provide that the Annual Meeting may be adjourned by the chairperson of the meeting or by stockholders entitled to vote at the Annual Meeting, present or represented by proxy.
What vote is required to approve each of the proposals?
Each share of our common stock outstanding at the close of business on the Record Date is entitled to one vote on each of the two director nominees and one vote on each other matter that may be presented for consideration and action by the stockholders at the Annual Meeting.
For purposes of Proposal 1 (election of directors), you may vote FOR ALL of the nominees, WITHHOLD ALL to withhold your vote for all of the nominees or FOR ALL EXCEPT to vote for one of the nominees and to vote against the other nominee. Our Bylaws provide that directors shall be elected by vote of the holders of a plurality of the votes cast. Under this plurality voting standard, the two director nominees receiving the highest number of affirmative votes will be elected as Class A directors to serve until the 2027 annual meeting of stockholders and until their respective successors are duly elected and qualified.
For purposes of Proposal 2 (ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm), Proposal 3 (approval of an amendment to our Certificate of Incorporation to effect a Reverse Stock Split), and Proposal 4 (approval of the Surf Air Mobility Inc. Amended and Restated 2023 Equity Incentive Plan), you may vote FOR, AGAINST or ABSTAIN. Approval of Proposal 2 and Proposal 4 requires the affirmative vote of the holders of a majority of the voting power of the shares of stock entitled to vote on such matter that are present in person or represented by proxy at the Annual Meeting and are voted for or against the matter, voting as a single class. Approval of Proposal 3 requires the votes cast FOR Proposal 3 to exceed the votes cast AGAINST Proposal 3.
Please be aware that Proposal 2 is advisory only and is not binding on the Company. Our Board will consider the outcome of the vote on this item in considering what action, if any, should be taken in response to the advisory vote by stockholders.
What effect do withhold votes, abstentions and broker non-votes have on the proposals?
For Proposal 1 (election of directors), shares voted “WITHHOLD” will have no effect on the outcome of a director nominee’s election. For Proposal 2 (ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm), Proposal 3 (approval of an amendment to our Certificate of Incorporation to effect a Reverse Stock Split), and Proposal 4 (approval of the Surf Air Mobility Inc. Amended and Restated 2023 Equity Incentive Plan), a vote to “ABSTAIN” with respect to each proposal is not treated as a vote cast and will have no effect on the outcome of the vote on this proposal. Withhold votes and abstentions will be considered as present for quorum purposes.
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If you are a beneficial stockholder that holds your shares through a brokerage account and you do not submit voting instructions to your broker, your broker may generally vote your shares in its discretion on routine matters. However, a broker cannot vote shares held for a beneficial stockholder on non-routine matters, unless the broker receives voting instructions from the beneficial stockholder.
Consequently, if you hold your shares through a brokerage account and do not submit voting instructions to your broker, and your broker elects to vote your shares on some but not all matters, it will result in a “broker non-vote” for the matters on which the broker does not vote. Broker non-votes, if any, will be considered as present for quorum purposes, but they are not considered as votes cast and will have no effect on the outcome of the vote on the election of directors or on any of the other proposals herein. In order to ensure that your shares are voted on all matters presented at the Annual Meeting, we encourage you to provide voting instructions in advance of the meeting, regardless of whether you intend to attend the Annual Meeting.
Who will bear the costs of solicitation?
The accompanying proxy is being solicited on behalf of our Board. The cost of preparing, assembling, and mailing the Notice of Annual Meeting of Stockholders, this Proxy Statement and form of proxy and the 2023 Annual Report, the cost of making such materials available on the Internet and the cost of soliciting proxies and holding our virtual meeting of stockholders will be paid by us. In addition to the use of mail, we may solicit proxies in person or by telephone, facsimile or other means of communication by certain of our directors, officers and regular employees who will not receive any additional compensation for such solicitation. We will also reimburse brokers or other persons holding our common stock in their names or the names of their nominees for the expenses of forwarding soliciting material to their principals. We retained Morrow Sodali LLC to aid in soliciting votes for the Annual Meeting for a fee not to exceed $12,000 plus reasonable expenses.
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Appendix A: Certificate of
Amendment to Effect Reverse Stock
Split
CERTIFICATE OF AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF SURF AIR MOBILITY INC.
Surf Air Mobility Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:
FIRST: The present name of the Corporation is Surf Air Mobility Inc. The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on January 5, 2021 under the name Surf Air Mobility Inc. (the “Original Certificate”). The Original Certificate was amended and restated in its entirety as set forth in the Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on July 21, 2023 (the “Certificate of Incorporation”).
SECOND: Section 4.1 of ARTICLE IV of the Certificate of Incorporation be, and it hereby is, amended and restated to read in its entirety as follows:
The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is eight hundred and fifty million (850,000,000) shares of capital stock, consisting of (i) eight hundred million (800,000,000) shares of common stock, par value $0.0001 per share (the “Common Stock”), and (ii) fifty million (50,000,000) shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”).
Notwithstanding anything to the contrary contained herein, the rights and preferences of the Common Stock shall at all times be subject to the rights and preferences of the Preferred Stock as may be set forth in the Certificate of Incorporation or one or more certificates of designations filed with the Secretary of State of the State of Delaware from time to time in accordance with the DGCL and this Certificate of Incorporation. The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) from time to time by the affirmative vote of the holders of at least a majority of the voting power of the Corporation’s then outstanding shares of capital stock entitled to vote thereon, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of the Common Stock or the Preferred Stock voting separately as a class or series shall be required therefor unless a vote of any such holder is required pursuant to this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock).
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Effective upon the effectiveness of the Certificate of Amendment to the Certificate of Incorporation first inserting this paragraph (the “Effective Time”), each [_]11 shares of Common Stock issued immediately prior to the Effective Time shall be reclassified and combined into one validly issued, fully paid and nonassessable share of Common Stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Common Stock from and after the Effective Time (such reclassification and combination of shares, the “Reverse Stock Split”). The par value of the Common Stock following the Reverse Stock Split shall remain at $0.0001 par value per share. No fractional shares of Common Stock shall be issued as a result of the Reverse Stock Split and, in lieu thereof, upon surrender after the Effective Time of a certificate which formerly represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time, any person who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive a cash payment equal to the fraction of a share of Common Stock to which such holder would otherwise be entitled multiplied by the fair value per share of the Common Stock as determined by the Board of Directors of the Corporation.
Each stock certificate that, immediately prior to the Effective Time, represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Common Stock after the Effective Time into which the shares formerly represented by such certificate have been reclassified and combined (as well as the right to receive cash in lieu of fractional shares of Common Stock after the Effective Time); provided, however, that each person of record holding a certificate that represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall receive, upon surrender of such certificate, a new certificate evidencing and representing the number of whole shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been reclassified and combined plus any applicable cash payment in lieu of fractional shares.
THIRD: This Certificate of Amendment to the Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 242 of the DGCL.
FOURTH: This Certificate of Amendment to the Certificate of Incorporation shall be effective at 12:01 a.m. Eastern Time on [•], 2024.
IN WITNESS WHEREOF, this Corporation has caused this Certificate of Amendment to the Certificate of Incorporation to be signed by its Chief Executive Officer this [•] day of [•], 2024.
SURF AIR MOBILITY INC.
/s/ Stan Little
Stan Little
Chief Executive Officer
[11]
The Board of Directors of the Company adopted a resolution approving nine separate amendments to the Certificate of Incorporation. These amendments approve the combination of any whole number of shares of Common Stock between and including two and ten into one share of Common Stock. By approving Proposal 3, you are approving each of the nine amendments proposed by the Board of Directors. The Certificate of Amendment filed with the Secretary of State of the State of Delaware will include only that amendment determined by the Board of Directors to be in the best interests of the Company and its stockholders. The other eight proposed amendments will be abandoned pursuant to Section 242(c) of the DGCL. The Board of Directors may also elect not to do any reverse stock split, pursuant to which all nine proposed amendments will be abandoned.

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Appendix B: Surf Air Mobility Inc.
Amended and Restated 2023 Equity
Incentive Plan
SURF AIR MOBILITY INC.
AMENDED AND RESTATED 2023 EQUITY INCENTIVE PLAN
1.	PURPOSE OF PLAN
The purpose of this Surf Air Mobility Inc. Amended and Restated 2023 Equity Incentive Plan (this “Plan”) of Surf Air Mobility Inc., a Delaware corporation (the “Corporation”), is to promote the success of the Corporation by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons and to enhance the alignment of the interests of the selected participants with the interests of the Corporation’s stockholders.
2.	ELIGIBILITY
The Administrator (as such term is defined in Section 3.1) may grant awards under this Plan only to those persons that the Administrator determines to be Eligible Persons. An “Eligible Person” is any person who is either: (a) an officer (whether or not a director) or employee of the Corporation or one of its Subsidiaries; (b) a director of the Corporation or one of its Subsidiaries; or (c) an individual consultant or advisor who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Corporation or one of its Subsidiaries in a capital-raising transaction or as a market maker or promoter of securities of the Corporation or one of its Subsidiaries) to the Corporation or one of its Subsidiaries and who is selected to participate in this Plan by the Administrator; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect either the Corporation’s eligibility to use Form S-8 to register under the Securities Act of 1933, as amended (the “Securities Act”), the offering and sale of shares issuable under this Plan by the Corporation or the Corporation’s compliance with any other applicable laws. An Eligible Person who has been granted an award (a “participant”) may, if otherwise eligible, be granted additional awards if the Administrator shall so determine. As used herein, “Subsidiary” means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation; and “Board” means the Board of Directors of the Corporation.
3.	PLAN ADMINISTRATION
3.1 The Administrator. This Plan shall be administered by and all awards under this Plan shall be authorized by the Administrator. The “Administrator” means the Board or one or more committees (or subcommittees, as the case may be) appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of this Plan. Any such committee shall be comprised solely of one or more directors or such number of directors as may be required under applicable law. A committee may delegate some or all of its authority to another committee so constituted. The Board or a committee comprised solely of directors may also delegate, to the extent permitted by applicable law, to one or more officers of the Corporation, its authority under this Plan. The Board or another committee (within its delegated authority) may delegate different levels of authority to different committees or persons with administrative and grant authority under this Plan. Unless otherwise provided in the Bylaws of the Corporation or the applicable charter of any Administrator: (a) a majority of the
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members of the acting Administrator shall constitute a quorum, and (b) the vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute action by the acting Administrator.
3.2 Powers of the Administrator. Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things necessary or desirable in connection with the authorization of awards and the administration of this Plan (in the case of a committee or delegation to one or more officers, within any express limits on the authority delegated to that committee or person(s)), including, without limitation, the authority to:
(a) determine eligibility and, from among those persons determined to be eligible, determine the particular Eligible Persons who will receive an award under this Plan;
(b) grant awards to Eligible Persons, determine the price (if any) at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons (in the case of securities-based awards), determine the other specific terms and conditions of awards consistent with the express limits of this Plan, establish the installment(s) (if any) in which such awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance-based exercisability or vesting requirements, determine the circumstances in which any performance-based goals (or the applicable measure of performance) will be adjusted and the nature and impact of any such adjustment, determine the extent (if any) to which any applicable exercise and vesting requirements have been satisfied, establish the events (if any) on which exercisability or vesting may accelerate (which may include, without limitation, retirement and other specified terminations of employment or services, or other circumstances), and establish the events (if any) of termination, expiration or reversion of such awards;
(c) approve the forms of any award agreements (which need not be identical either as to type of award or among participants);
(d)  construe and interpret this Plan and any agreements defining the rights and obligations of the Corporation, its Subsidiaries, and participants under this Plan, make any and all determinations under this Plan and any such agreements, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the awards granted under this Plan;
(e) cancel, modify, or waive the Corporation’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consent under Section 8.6.5;
(f) accelerate, waive or extend the vesting or exercisability, or modify or extend the term of, any or all such outstanding awards (in the case of options or stock appreciation rights, within the maximum term of such awards) in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a retirement or other termination of employment or services, or other circumstances) subject to any required consent under Section 8.6.5;
(g) adjust the number of shares of Common Stock subject to any award, adjust the price of any or all outstanding awards or otherwise waive or change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to Sections 4 and 8.6 (and subject to the no repricing provision below);
(h) determine the date of grant of an award, which may be a designated date after but not before the date of the Administrator’s action to approve the award (unless otherwise designated by the Administrator, the date of grant of an award shall be the date upon which the Administrator took the action approving the award);
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(i) determine whether, and the extent to which, adjustments are required pursuant to Section 7.1 hereof and take any other actions contemplated by Section 7 in connection with the occurrence of an event of the type described in Section 7;
(j) acquire or settle (subject to Sections 7 and 8.6) rights under awards in cash, stock of equivalent value, or other consideration (subject to the no repricing provision below); and
(k) determine the fair market value of the Common Stock or awards under this Plan from time to time and/or the manner in which such value will be determined.
3.3 Prohibition on Repricing. Notwithstanding anything to the contrary in Section 3.2 and except for an adjustment pursuant to Section 7.1 or a repricing approved by stockholders, in no case may the Administrator (1) amend an outstanding stock option or SAR to reduce the exercise price or base price of the award, (2) cancel, exchange, or surrender an outstanding stock option or SAR in exchange for cash or other awards for the purpose of repricing the award, or (3) cancel, exchange, or surrender an outstanding stock option or SAR in exchange for an option or SAR with an exercise or base price that is less than the exercise or base price of the original award.
3.4 Binding Determinations. Any determination or other action taken by, or inaction of, the Corporation, any Subsidiary, or the Administrator relating or pursuant to this Plan (or any award made under this Plan) and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor any other Administrator, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time. Neither the Board nor any other Administrator, nor any member thereof or person acting at the direction thereof, nor the Corporation or any of its Subsidiaries, shall be liable for any damages of a participant should an option intended as an ISO (as defined below) fail to meet the requirements of the Internal Revenue Code of 1986, as amended (the “Code”), applicable to ISOs, should any other award(s) fail to qualify for any intended tax treatment, should any award grant or other action with respect thereto not satisfy Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or otherwise for any tax or other liability imposed on a participant with respect to an award.
3.5 Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Administrator may obtain and may rely upon the advice of experts, including employees and professional advisors to the Corporation. No director, officer or agent of the Corporation or any of its Subsidiaries shall be liable for any such action or determination taken or made or omitted in good faith.
3.6 Delegation. The Administrator may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Corporation or any of its Subsidiaries or to third parties.
4.	SHARES OF COMMON STOCK SUBJECT TO THE PLAN; SHARE LIMITS
4.1 Shares Available. Subject to the provisions of Section 7.1, the capital stock that may be delivered under this Plan shall be shares of the Corporation’s authorized but unissued Common Stock and any shares of its Common Stock held as treasury shares. For purposes of this Plan, “Common Stock” shall mean the common stock of the Corporation and such other securities or property as may become the subject of awards under this Plan, or may become subject to such awards, pursuant to an adjustment made under Section 7.1.
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4.2 Aggregate Share Limit. The maximum number of shares of Common Stock that may be delivered pursuant to awards granted to Eligible Persons under this Plan (the “Share Limit”) is equal to the sum of the following:
(1)  [ ] shares of Common Stock, plus
(2) the number of any shares subject to stock options granted under the Surf Air Global Limited 2016 Equity Incentive Plan (the “2016 Plan”) and outstanding on the Original Stockholder Approval Date which expire, or for any reason are cancelled or terminated, after the Original Stockholder Approval Date without being exercised, plus
(3) the number of any shares subject to restricted stock awards granted under the 2016 Plan that are outstanding and unvested on the Original Stockholder Approval Date that are forfeited, terminated, cancelled or otherwise reacquired by the Corporation without having become vested.
In addition, the Share Limit shall automatically increase on the first trading day in January of each calendar year during the term of this Plan, with the first such increase to occur in January 2025, by an amount equal to the lesser of (i) five percent (5%) of the total number of shares of Common Stock issued and outstanding on December 31 of the immediately preceding calendar year or (ii) such number of shares of Common Stock as may be established by the Board.
4.3 Additional Share Limits. The following limits also apply with respect to awards granted under this Plan. These limits are in addition to, not in lieu of, the aggregate Share Limit in Section 4.2.
(a) The maximum number of shares of Common Stock that may be delivered pursuant to options qualified as incentive stock options granted under this Plan is [ ] shares.
(b) Awards that are granted under this Plan during any one calendar year to any person who, on the grant date of the award, is a non-employee director are subject to the limits of this Section 4.3(b). The maximum number of shares of Common Stock subject to those awards that are granted under this Plan during any one calendar year to an individual who, on the grant date of the award, is a non-employee director is the number of shares that produce a grant date fair value for the award that, when combined with (i) the grant date fair value of any other awards granted under this Plan during that same calendar year to that individual in his or her capacity as a non-employee director and (ii) the dollar amount of all other cash compensation payable by the Corporation to such non-employee director for his or her services in such capacity during that same calendar year (regardless of whether deferred and excluding any interest or earnings on any portion of such amount that may be deferred), is $750,000; provided that this limit is $950,000 as to (1) a non-employee director who is serving as the independent Chair of the Board or as a lead independent director at the time the applicable grant is made or (2) any new non-employee director for the calendar year in which the non-employee director is first elected or appointed to the Board. For purposes of this Section 4.3(b), a “non-employee director” is an individual who, on the grant date of the award, is a member of the Board who is not then an officer or employee of the Corporation or one of its Subsidiaries. For purposes of this Section 4.3(b), “grant date fair value” means the value of the award as of the date of grant of the award and as determined using the equity award valuation principles applied in the Corporation’s financial reporting. The limits of this Section 4.3(b) do not apply to, and shall be determined without taking into account, any award granted to an individual who, on the grant date of the award, is an officer or employee of the Corporation or one of its Subsidiaries. The limits of this Section 4.3(b) apply on an individual basis and not on an aggregate basis to all non-employee directors as a group.
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4.4 Share-Limit Counting Rules. The Share Limit shall be subject to the following provisions of this Section 4.4:
(a) Shares that are subject to or underlie awards granted under this Plan which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall not be counted against the Share Limit and shall be available for subsequent awards under this Plan.
(b) Except as provided below, to the extent that shares of Common Stock are delivered pursuant to the exercise of a stock appreciation right granted under this Plan, the number of underlying shares which are actually issued in payment of the award shall be counted against the Share Limit. (For purposes of clarity, if a stock appreciation right relates to 100,000 shares and is exercised in full at a time when the payment due to the participant is 15,000 shares, 15,000 shares shall be counted against the Share Limit with respect to such exercise and the 85,000 shares not issued shall not be counted against the Share Limit and shall be available for subsequent awards under this Plan.)
(c) Shares that are exchanged by a participant or withheld by the Corporation as full or partial payment in connection with any award granted under this Plan, as well as any shares exchanged by a participant or withheld by the Corporation or one of its Subsidiaries to satisfy the tax withholding obligations related to any award granted under this Plan, shall not be counted against the Share Limit and shall be available for subsequent awards under this Plan.
(d) To the extent that an award granted under this Plan is settled in cash or a form other than shares of Common Stock, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the Share Limit and shall be available for subsequent awards under this Plan.
(e) In the event that shares of Common Stock are delivered in respect of a dividend equivalent right granted under this Plan, the number of shares delivered with respect to the award shall be counted against the Share Limit. (For purposes of clarity, if 1,000 dividend equivalent rights are granted and outstanding when the Corporation pays a dividend, and 50 shares are delivered in payment of those rights with respect to that dividend, 50 shares shall be counted against the Share Limit). Except as otherwise provided by the Administrator, shares delivered in respect of dividend equivalent rights shall not count against any individual award limit under this Plan other than the aggregate Share Limit.
(f) The Corporation may not increase the Share Limit by repurchasing shares of Common Stock on the market (by using cash received through the exercise of stock options or otherwise).
Refer to Section 8.10 for application of the share limits of this Plan, including the limits in Sections 4.2 and 4.3, with respect to assumed awards. Each of the numerical limits and references in Sections 4.2 and 4.3, and in this Section 4.4, is subject to adjustment as contemplated by Sections 7 and 8.10.
4.5 No Fractional Shares; Minimum Issue. Unless otherwise expressly provided by the Administrator, no fractional shares shall be delivered under this Plan. The Administrator may pay cash in lieu of any fractional shares in settlements of awards under this Plan. The Administrator may from time to time impose a limit (of not greater than 100 shares) on the minimum number of shares that may be purchased or exercised as to awards (or any particular award) granted under this Plan unless (as to any particular award) the total number purchased or exercised is the total number at the time available for purchase or exercise under the award.
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5.	AWARDS
5.1 Type and Form of Awards. The Administrator shall determine the type or types of award(s) to be made to each selected Eligible Person. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Corporation or one of its Subsidiaries. The types of awards that may be granted under this Plan are:
5.1.1  Stock Options. A stock option is the grant of a right to purchase a specified number of shares of Common Stock during a specified period as determined by the Administrator. An option may be intended as an incentive stock option within the meaning of Section 422 of the Code (an “ISO”) or a nonqualified stock option (an option not intended to be an ISO). The agreement evidencing the grant of an option will indicate if the option is intended as an ISO; otherwise it will be deemed to be a nonqualified stock option. The maximum term of each option (ISO or nonqualified) shall be ten (10) years. The per share exercise price for each option shall be not less than 100% of the fair market value of a share of Common Stock on the date of grant of the option. When an option is exercised, the exercise price for the shares to be purchased shall be paid in full in cash or such other method permitted by the Administrator consistent with Section 5.4.
5.1.2  Additional Rules Applicable to ISOs. To the extent that the aggregate fair market value (determined at the time of grant of the applicable option) of stock with respect to which ISOs first become exercisable by a participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to ISOs under this Plan and stock subject to ISOs under all other plans of the Corporation or one of its Subsidiaries (or any parent or predecessor corporation to the extent required by and within the meaning of Section 422 of the Code and the regulations promulgated thereunder), such options shall be treated as nonqualified stock options. In reducing the number of options treated as ISOs to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an ISO. ISOs may only be granted to employees of the Corporation or one of its subsidiaries (for this purpose, the term “subsidiary” is used as defined in Section 424(f) of the Code, which generally requires an unbroken chain of ownership of at least 50% of the total combined voting power of all classes of stock of each subsidiary in the chain beginning with the Corporation and ending with the subsidiary in question). No ISO may be granted to any person who, at the time the option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such option is at least 110% of the fair market value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted. If an otherwise-intended ISO fails to meet the applicable requirements of Section 422 of the Code, the option shall be a nonqualified stock option.
5.1.3  Stock Appreciation Rights. A stock appreciation right or “SAR” is a right to receive a payment, in cash and/or Common Stock, equal to the excess of the fair market value of a specified number of shares of Common Stock on the date the SAR is exercised over the “base price” of the award, which base price shall be set forth in the applicable award agreement and shall be not less than 100% of the fair market value of a share of Common Stock on the date of grant of the SAR. The maximum term of a SAR shall be ten (10) years.
5.1.4  Other Awards; Dividend Equivalent Rights. The other types of awards that may be granted under this Plan include: (a) stock bonuses, restricted stock, performance stock, stock units, restricted stock units, deferred shares, phantom stock or similar rights to purchase or acquire shares, whether at a fixed or variable price (or no price) or fixed or variable ratio related to the Common Stock, and any of which may (but need not) be fully vested at grant or vest upon the passage of time, the occurrence of one or more events, the satisfaction of performance criteria or other conditions, or any combination thereof; or (b) cash awards. The types of cash awards that may be granted under this Plan include the opportunity to receive a payment for the achievement of one or more goals established by the Administrator, on such
Surf Air Mobility Inc.	B-6	2024 Proxy Statement

terms as the Administrator may provide, as well as discretionary cash awards. Dividend equivalent rights may be granted as a separate award or in connection with another award under this Plan; provided, however, that dividend equivalent rights may not be granted as to a stock option or SAR granted under this Plan. In addition, any dividends and/or dividend equivalents as to the portion of an award that is subject to unsatisfied vesting requirements will be subject to termination and forfeiture to the same extent as the corresponding portion of the award to which they relate in the event the applicable vesting requirements are not satisfied.
5.2 Award Agreements. Each award shall be evidenced by a written or electronic award agreement or notice in a form approved by the Administrator (an “award agreement”), and, in each case and if required by the Administrator, executed or otherwise electronically accepted by the recipient of the award in such form and manner as the Administrator may require.
5.3 Deferrals and Settlements. Payment of awards may be in the form of cash, Common Stock, other awards or combinations thereof as the Administrator shall determine, and with such restrictions (if any) as it may impose. The Administrator may also require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under this Plan. The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.
5.4 Consideration for Common Stock or Awards. The purchase price (if any) for any award granted under this Plan or the Common Stock to be delivered pursuant to an award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator, including, without limitation, one or a combination of the following methods:
(a) services rendered by the recipient of such award;
(b) cash, check payable to the order of the Corporation, or electronic funds transfer;
(c) notice and third party payment in such manner as may be authorized by the Administrator;
(d) the delivery of previously owned shares of Common Stock;
(e) by a reduction in the number of shares otherwise deliverable pursuant to the award; or
(f) subject to such procedures as the Administrator may adopt, pursuant to a “cashless exercise” with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of awards.
In no event shall any shares newly-issued by the Corporation be issued for less than the minimum lawful consideration for such shares or for consideration other than consideration permitted by applicable state law. Shares of Common Stock used to satisfy the exercise price of an option shall be valued at their fair market value. The Corporation will not be obligated to deliver any shares unless and until it receives full payment of the exercise or purchase price therefor and any related withholding obligations under Section 8.5 and any other conditions to exercise or purchase have been satisfied. Unless otherwise expressly provided in the applicable award agreement, the Administrator may at any time eliminate or limit a participant’s ability to pay any purchase or exercise price of any award or shares by any method other than cash payment to the Corporation.
5.5 Definition of Fair Market Value. For purposes of this Plan, “fair market value” shall mean, unless otherwise determined or provided by the Administrator in the circumstances, the closing price (in regular trading) for a share of Common Stock on the principal securities exchange on which the Common Stock is listed or admitted to trade (the “Exchange”) for the date in question or, if no sales of Common Stock were reported on the Exchange on that date, the closing price (in regular trading) for a share of Common Stock on the Exchange on the last day preceding the date in question on which sales of Common Stock were reported on the Exchange. The Administrator may, however, provide with respect to one or more awards that the fair market value shall equal the closing price (in regular trading) for a share of Common Stock on the Exchange on the last trading
Surf Air Mobility Inc.	B-7	2024 Proxy Statement

day preceding the date in question or the average of the high and low trading prices of a share of Common Stock on the Exchange for the date in question or the most recent trading day. If the Common Stock is no longer listed or is no longer actively traded on an established securities exchange as of the applicable date, the fair market value of the Common Stock shall be the value as reasonably determined by the Administrator for purposes of the award in the circumstances. The Administrator also may adopt a different methodology for determining fair market value with respect to one or more awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular award(s) (for example, and without limitation, the Administrator may provide that fair market value for purposes of one or more awards will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date).
5.6  Transfer Restrictions.
5.6.1  Limitations on Exercise and Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 5.6 or required by applicable law: (a) all awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) awards shall be exercised only by the participant; and (c) amounts payable or shares issuable pursuant to any award shall be delivered only to (or for the account of) the participant.
5.6.2  Exceptions. The Administrator may permit awards to be exercised by and paid to, or otherwise transferred to, other persons or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may, in its sole discretion, establish in writing. Any permitted transfer shall be subject to compliance with applicable federal and state securities laws and shall not be for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting interests are held by the Eligible Person or by the Eligible Person’s family members).
5.6.3  Further Exceptions to Limits on Transfer. The exercise and transfer restrictions in Section 5.6.1 shall not apply to:
(a) transfers to the Corporation (for example, in connection with the expiration or termination of the award);
(b) the designation of a beneficiary to receive benefits in the event of the participant’s death or, if the participant has died, transfers to or exercise by the participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution;
(c) subject to any applicable limitations on ISOs, transfers to a family member (or former family member) pursuant to a domestic relations order if received by the Administrator;
(d) if the participant has suffered a disability, permitted transfers or exercises on behalf of the participant by his or her legal representative; or
(e) the authorization by the Administrator of “cashless exercise” procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of awards consistent with applicable laws and any limitations imposed by the Administrator.
5.7 International Awards. One or more awards may be granted to Eligible Persons who provide services to the Corporation or one of its Subsidiaries outside of the United States. Any awards granted to such persons may be granted pursuant to the terms and conditions of any applicable sub-plans, if any, appended to this Plan and approved by the Administrator from time to time. The awards so granted need not comply with other specific terms of this Plan, provided that stockholder approval of any deviation from the specific terms of this Plan is not required by applicable law or any applicable listing agency.
Surf Air Mobility Inc.	B-8	2024 Proxy Statement

6.	EFFECT OF TERMINATION OF EMPLOYMENT OR SERVICE ON AWARDS
6.1 General. The Administrator shall establish the effect (if any) of a termination of employment or service on the rights and benefits under each award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of award. If the participant is not an employee of the Corporation or one of its Subsidiaries, is not a member of the Board, and provides other services to the Corporation or one of its Subsidiaries, the Administrator shall be the sole judge for purposes of this Plan (unless a contract or the award otherwise provides) of whether the participant continues to render services to the Corporation or one of its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated.
6.2 Events Not Deemed Terminations of Employment. Unless the express policy of the Corporation or one of its Subsidiaries, or the Administrator, otherwise provides, or except as otherwise required by applicable law, the employment relationship shall not be considered terminated in the case of: (a) medical leave, (b) military leave, or (c) any other leave of absence authorized by the Corporation or one of its Subsidiaries, or the Administrator; provided that, unless reemployment upon the expiration of such leave is guaranteed by contract or law or the Administrator otherwise provides, such leave is for a period of not more than three months. In the case of any employee of the Corporation or one of its Subsidiaries on an approved leave of absence, continued vesting of the award while on leave from the employ of the Corporation or one of its Subsidiaries may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall an award be exercised after the expiration of any applicable maximum term of the award.
6.3 Effect of Change of Subsidiary Status. For purposes of this Plan and any award, if an entity ceases to be a Subsidiary of the Corporation a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of the Corporation or another Subsidiary that continues as such after giving effect to the transaction or other event giving rise to the change in status unless the Subsidiary that is sold, spun-off or otherwise divested (or its successor or a direct or indirect parent of such Subsidiary or successor) assumes the Eligible Person’s award(s) in connection with such transaction.
7.	ADJUSTMENTS; ACCELERATION
7.1 Adjustments.
(a) Subject to Section 7.2, upon (or, as may be necessary to effect the adjustment, immediately prior to): any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation, conversion or other reorganization; any spin-off, split-up, or extraordinary dividend distribution in respect of the Common Stock; or any exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; then the Administrator shall equitably and proportionately adjust: (1) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan); (2) the number, amount and type of shares of Common Stock (or other securities or property) subject to any outstanding awards; (3) the grant, purchase, or exercise price (which term includes the base price of any SAR or similar right) of any outstanding awards; and/or (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding awards, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding awards.
(b) Without limiting the generality of Section 3.4, any good faith determination by the Administrator as to whether an adjustment is required in the circumstances pursuant to this Section 7.1, and the extent and nature of any such adjustment, shall be conclusive and binding on all persons.
7.2 Corporate Transactions - Assumption and Termination of Awards.
Surf Air Mobility Inc.	B-9	2024 Proxy Statement

(a) Upon any event in which the Corporation does not survive, or does not survive as a public company in respect of its Common Stock (including, without limitation, a dissolution, merger, combination, consolidation, conversion, exchange of securities, or other reorganization, or a sale of all or substantially all of the business, stock or assets of the Corporation, in any case in connection with which the Corporation does not survive or does not survive as a public company in respect of its Common Stock), then the Administrator may make provision for a cash payment in settlement of, or for the termination, assumption, substitution or exchange of any or all outstanding awards or the cash, securities or property deliverable to the holder of any or all outstanding awards, based upon, to the extent relevant under the circumstances, the distribution or consideration payable to holders of the Common Stock upon or in respect of such event. Upon the occurrence of any event described in the preceding sentence in connection with which the Administrator has made provision for the award to be terminated (and the Administrator has not made a provision for the substitution, assumption, exchange or other continuation or settlement of the award): (1) unless otherwise provided in the applicable award agreement, each then-outstanding option and SAR shall become fully vested, all shares of restricted stock then outstanding shall fully vest free of restrictions, and each other award granted under this Plan that is then outstanding shall become payable to the holder of such award (with any performance goals applicable to the award in each case being deemed met, unless otherwise provided in the award agreement, at the “target” performance level); and (2) each award (including any award or portion thereof that, by its terms, does not accelerate and vest in the circumstances) shall terminate upon the related event; provided that the holder of an option or SAR shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding vested options and SARs (after giving effect to any accelerated vesting required in the circumstances) in accordance with their terms before the termination of such awards (except that in no case shall more than ten days’ notice of the impending termination be required and any acceleration of vesting and any exercise of any portion of an award that is so accelerated may be made contingent upon the actual occurrence of the event).
(b) Without limiting the preceding paragraph, in connection with any event referred to in the preceding paragraph or any change in control event defined in any applicable award agreement, the Administrator may, in its discretion, provide for the accelerated vesting of any award or awards as and to the extent determined by the Administrator in the circumstances.
(c) For purposes of this Section 7.2, an award shall be deemed to have been “assumed” if (without limiting other circumstances in which an award is assumed) the award continues after an event referred to above in this Section 7.2, and/or is assumed and continued by the surviving entity following such event (including, without limitation, an entity that, as a result of such event, owns the Corporation or all or substantially all of the Corporation’s assets directly or through one or more subsidiaries (a “Parent”)), and confers the right to purchase or receive, as applicable and subject to vesting and the other terms and conditions of the award, for each share of Common Stock subject to the award immediately prior to the event, the consideration (whether cash, shares, or other securities or property) received in the event by the stockholders of the Corporation for each share of Common Stock sold or exchanged in such event (or the consideration received by a majority of the stockholders participating in such event if the stockholders were offered a choice of consideration); provided, however, that if the consideration offered for a share of Common Stock in the event is not solely the ordinary common stock of a successor corporation or a Parent, the Administrator may provide for the consideration to be received upon exercise or payment of the award, for each share subject to the award, to be solely ordinary common stock of the successor corporation or a Parent equal in fair market value to the per share consideration received by the stockholders participating in the event.
(d) The Administrator may adopt such valuation methodologies for outstanding awards as it deems reasonable in the event of a cash or property settlement and, in the case of options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the award. In the case of an option, SAR or similar right
Surf Air Mobility Inc.	B-10	2024 Proxy Statement

as to which the per share amount payable upon or in respect of such event is less than or equal to the exercise or base price of the award, the Administrator may terminate such award in connection with an event referred to in this Section 7.2 without any payment in respect of such award.
(e) In any of the events referred to in this Section 7.2, the Administrator may take such action contemplated by this Section 7.2 prior to such event (as opposed to on the occurrence of such event) to the extent that the Administrator deems the action necessary to permit the participant to realize the benefits intended to be conveyed with respect to the underlying shares. Without limiting the generality of the foregoing, the Administrator may deem an acceleration and/or termination to occur immediately prior to the applicable event and, in such circumstances, will reinstate the original terms of the award if an event giving rise to an acceleration and/or termination does not occur.
(f) Without limiting the generality of Section 3.4, any good faith determination by the Administrator pursuant to its authority under this Section 7.2 shall be conclusive and binding on all persons.
(g) The Administrator may override the provisions of this Section 7.2 by express provision in the award agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the award agreement or otherwise, in such circumstances as the Administrator may approve. The portion of any ISO accelerated in connection with an event referred to in this Section 7.2 (or such other circumstances as may trigger accelerated vesting of the award) shall remain exercisable as an ISO only to the extent the applicable $100,000 limitation on ISOs is not exceeded. To the extent exceeded, the accelerated portion of the option shall be exercisable as a nonqualified stock option under the Code.
8.	OTHER PROVISIONS
8.1 Compliance with Laws. This Plan, the granting and vesting of awards under this Plan, the offer, issuance and delivery of shares of Common Stock, and/or the payment of money under this Plan or under awards are subject to compliance with all applicable federal, state, local and foreign laws, rules and regulations (including, but not limited to, state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Corporation or one of its Subsidiaries, provide such assurances and representations to the Corporation or one of its Subsidiaries as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.
8.2 No Rights to Award. No person shall have any claim or rights to be granted an award (or additional awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.
8.3 No Employment/Service Contract. Nothing contained in this Plan (or in any other documents under this Plan or in any award) shall confer upon any Eligible Person or other participant any right to continue in the employ or other service of the Corporation or one of its Subsidiaries, constitute any contract or agreement of employment or other service or affect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Corporation or one of its Subsidiaries to change a person’s compensation or other benefits, or to terminate his or her employment or other service, with or without cause. Nothing in this Section 8.3, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an award agreement.
8.4 Plan Not Funded. Awards payable under this Plan shall be payable in shares or from the general assets of the Corporation, and no special or separate reserve, fund or deposit shall be made to assure payment of such awards. No participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Corporation or one of its Subsidiaries by reason of any award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship
Surf Air Mobility Inc.	B-11	2024 Proxy Statement

between the Corporation or one of its Subsidiaries and any participant, beneficiary or other person. To the extent that a participant, beneficiary or other person acquires a right to receive payment pursuant to any award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.
8.5 Tax Withholding. Upon any exercise, vesting, or payment of any award, or upon the disposition of shares of Common Stock acquired pursuant to the exercise of an ISO prior to satisfaction of the holding period requirements of Section 422 of the Code, or upon any other tax withholding event with respect to any award, arrangements satisfactory to the Corporation shall be made to provide for any taxes the Corporation or any of its Subsidiaries may be required or permitted to withhold with respect to such award event or payment. Such arrangements may include (but are not limited to) any one of (or a combination of) the following:
(a) The Corporation or one of its Subsidiaries shall have the right to require the participant (or the participant’s personal representative or beneficiary, as the case may be) to pay or provide for payment of the amount of any taxes which the Corporation or one of its Subsidiaries may be required or permitted to withhold with respect to such award event or payment.
(b) The Corporation or one of its Subsidiaries shall have the right to deduct from any amount otherwise payable in cash (whether related to the award or otherwise) to the participant (or the participant’s personal representative or beneficiary, as the case may be) the amount of any taxes which the Corporation or one of its Subsidiaries may be required or permitted to withhold with respect to such award event or payment.
(c) In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Administrator may in its sole discretion (subject to Section 8.1) require or grant (either at the time of the award or thereafter) to the participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, that the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their fair market value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy any applicable withholding obligation on exercise, vesting or payment.
8.6 Effective Date, Termination and Suspension, Amendments.
8.6.1 Effective Date. The Surf Air Mobility, Inc. 2023 Equity Incentive Plan (the “Original Plan”) was adopted by the Board on July 27, 2023 the (“Original Adoption Date”) and the Original Plan became effective upon approval of the Company’s stockholders on July 27, 2023 (the “Original Stockholder Approval Date”). This Plan (for avoidance of doubt, as most recently amended and restated) is effective as of the date of its approval by the Board or, if earlier, the date of stockholder approval of this Plan (such earlier date, the “Effective Date”). In any event, this Plan shall be submitted for and subject to stockholder approval no later than twelve months after the Effective Date. Unless earlier terminated by the Board and subject to any extension that may be approved by stockholders, this Plan shall terminate at the close of business on the day before the tenth anniversary of the Original Adoption Date After the termination of this Plan either upon such stated termination date or its earlier termination by the Board, no additional awards may be granted under this Plan, but previously granted awards (and the authority of the Administrator with respect thereto, including the authority to amend such awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.
8.6.2  Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No awards may be granted during any period that the Board suspends this Plan.
8.6.3 Stockholder Approval. To the extent then required by applicable law or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to stockholder approval.
Surf Air Mobility Inc.	B-12	2024 Proxy Statement

8.6.4  Amendments to Awards. Without limiting any other express authority of the Administrator under (but subject to) the express limits of this Plan, the Administrator by agreement or resolution may waive conditions of or limitations on awards to participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a participant, and (subject to the requirements of Sections 3.2 and 8.6.5) may make other changes to the terms and conditions of awards. Any amendment or other action that would constitute a repricing of an award is subject to the no-repricing provision of Section 3.3.
8.6.5  Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of this Plan or amendment of any outstanding award agreement shall, without written consent of the participant, affect in any manner materially adverse to the participant any rights or benefits of the participant or obligations of the Corporation under any award granted under this Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 7 shall not be deemed to constitute changes or amendments for purposes of this Section 8.6.
8.7 Privileges of Stock Ownership. Except as otherwise expressly authorized by the Administrator, a participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the participant. Except as expressly required by Section 7.1 or otherwise expressly provided by the Administrator, no adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.
8.8 Governing Law; Severability.
8.8.1  Choice of Law. This Plan, the awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of Delaware, notwithstanding any Delaware or other conflict of law provision to the contrary.
8.8.2  Severability. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.
8.9 Captions. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.
8.10 Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation. Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee stock options, SARs, restricted stock or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Corporation or one of its Subsidiaries, in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Corporation or one of its Subsidiaries, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The awards so granted need not comply with other specific terms of this Plan, provided the awards reflect adjustments giving effect to the assumption or substitution consistent with any conversion applicable to the common stock (or the securities otherwise subject to the award) in the transaction and any change in the issuer of the security. Any shares that are delivered and any awards that are granted by, or become obligations of, the Corporation, as a result of the assumption by the Corporation of, or in substitution for, outstanding awards previously granted or assumed by an acquired company (or previously granted or assumed by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Corporation or one of its Subsidiaries in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan.
8.11 Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.
Surf Air Mobility Inc.	B-13	2024 Proxy Statement

8.12 No Corporate Action Restriction. The existence of this Plan, the award agreements and the awards granted hereunder shall not limit, affect, or restrict in any way the right or power of the Corporation or any Subsidiary (or any of their respective shareholders, boards of directors or committees thereof (or any subcommittees), as the case may be) to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Corporation or any Subsidiary, (b) any merger, amalgamation, consolidation or change in the ownership of the Corporation or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Corporation or any Subsidiary, (d) any dissolution or liquidation of the Corporation or any Subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Corporation or any Subsidiary, (f) any other award, grant, or payment of incentives or other compensation under any other plan or authority (or any other action with respect to any benefit, incentive or compensation), or (g) any other corporate act or proceeding by the Corporation or any Subsidiary. No participant, beneficiary or any other person shall have any claim under any award or award agreement against any member of the Board or the Administrator, or the Corporation or any employees, officers or agents of the Corporation or any Subsidiary, as a result of any such action. Awards need not be structured so as to be deductible for tax purposes.
8.13 Other Company Benefit and Compensation Programs. Payments and other benefits received by a participant under an award made pursuant to this Plan shall not be deemed a part of a participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Corporation or any Subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans, arrangements or authority of the Corporation or its Subsidiaries.
8.14 Clawback Policy. The awards granted under this Plan are subject to the terms of the Corporation’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of awards or any shares of Common Stock or other cash or property received with respect to the awards (including any value received from a disposition of the shares acquired upon payment of the awards).
Surf Air Mobility Inc.	B-14	2024 Proxy Statement

PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION

SURFAIR MOBILITY

SURF AIR MOBILITY INC.
12111 S. CRENSHAW BLVD.
HAWTHORNE, CA 90250

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 24, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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V49525-P05177

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DETACH AND RETURN THIS PORTION ONLY

SURF AIR MOBILITY INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Bruce Hack
02) Tyrone Bland

The Board of Directors recommends you vote FOR the following proposals:

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V49526-P05177

SURF AIR MOBILITY INC.
ANNUAL MEETING OF STOCKHOLDERS
JUNE 25, 2024 2:00 PM PT
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Stan Little, Chief Executive Officer, Oliver Reeves, Chief Financial Officer and Doug Sugimoto, the Corporate Secretary, or any of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of SURF AIR MOBILITY INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 2:00 PM Pacific Time, on June 25, 2024, virtually at www.virtualshareholdermeeting.com/SRFM2024, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof.

Continued and to be signed on reverse side